UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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☐	Soliciting Material Pursuant to §240.14a-12

BOISE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of

2010 Annual Shareholders’ Meeting

and Proxy Statement

CONTENTS	Page No.

CHAIR’S LETTER TO SHAREHOLDERS

NOTICE OF 2010 ANNUAL SHAREHOLDERS’ MEETING

SOLICITATION OF PROXIES AND VOTING	1
Internet Availability of Proxy Materials, Annual Reports on Form 10-K, and Other Reports and Policies	1
Record Date and Voting at Our 2010 Annual Shareholders’ Meeting	1
Proxy Solicitation	2
Householding of Annual Meeting Materials	2
Shareholder Proposals for Inclusion in Next Year’s Proxy Statement	2

PROPOSALS TO BE VOTED ON	3
Proposal No. 1 – Election of Directors	3
Proposal No. 2 – Approval of amendments to the Boise Inc. Incentive and Performance Plan to expand the list of available performance measures and clarify how shares withheld to pay the exercise price of an award or withholding taxes are administered	13
Proposal No. 3 – Approval of amendment to the Boise Inc. Incentive and Performance Plan to establish a bonus pool for annual incentive awards under the plan	19
Proposal No. 4 – Ratification of KPMG LLP as our independent registered public accounting firm for 2010	20

CONTENTS	Page No.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	21
Corporate Governance Guidelines	21
Director Independence	21
Board and Committee Matters	21

Communications With Our Board of Directors	21
2009 Overall Meeting Attendance Rates	22
Board Leadership Structure	22
Role of Board of Directors in Our Risk Management Processes	22
Executive Sessions	23
Committees	23

Executive Committee	23
Audit Committee	24
Compensation Committee	25
Nominating Committee	26
Governance Committee	27
Other Committees	27

Director Selection Process	28
Board and Committee Evaluations	29
Code of Ethics for Our Board of Directors	29
Director Compensation	29

2009 Director Fees	29
2009 Director Equity Awards	30
Directors Deferred Compensation Plan	30
2010 Director Compensation	30

2010 Director Fees	31
2010 Director Equity Awards	31

Director Compensation Table	32

SECURITY OWNERSHIP	33
Beneficial Ownership of Greater Than 5% of Our Outstanding Common Stock	33
Beneficial Ownership of Our Directors and Executive Officers	35
Securities Authorized for Issuance Under Our Equity Compensation Plan as of December 31, 2009	37

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Compensation Tables	50

Summary Compensation Table	51
Grants of Plan-Based Awards Table	56
Outstanding Equity Awards at Fiscal Year-End Table	57
Option Exercises and Stock Vested Table	58
Pension Benefits Table	59
Nonqualified Deferred Compensation Table	60
Severance Tables	61

Alexander Toeldte	62
Robert M. McNutt	63
Jeffrey P. Lane	64
Robert E. Strenge	65
Robert A. Warren	66

Investor Rights Agreement	68
Relationship With Boise Cascade Holdings, L.L.C.	68
Family Relationships	68
Policies and Procedures for Related-Person Transactions	69

AUDIT COMMITTEE MATTERS	70
Audit Committee Report	70

Audit Committee Charter and Responsibilities	70
Audit Committee Financial Expert	70
Recommendation of Financial Statements	70

Policies and Procedures for Preapproval of Audit and Nonaudit Services	71
Auditor Fees and Services	71

McGladrey & Pullen LLP – 2008	71
KPMG LLP – 2008 and 2009	71

INFORMATION ABOUT ATTENDING OUR 2010 ANNUAL SHAREHOLDERS’ MEETING	72
Date and Time	72
Place	72
If You Plan to Attend	72
Directions From Boise Air Terminal and Parking	72

APPENDIX A – BOISE INC. INCENTIVE AND PERFORMANCE PLAN (AS PROPOSED TO BE AMENDED)	A-1

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CHAIR’S LETTER TO SHAREHOLDERS

Dear Fellow Shareholders:

The global economic recession dominated 2009 and touched nearly every company and industry, both domestic and abroad. Boise Inc. and the paper products industry were no exception. We faced some of the most challenging markets in decades. Despite this, we were very successful in 2009 as we demonstrated our ability to deliver results and improve our competitiveness in a difficult environment.

Through the outstanding efforts of our management team and employees in 2009:

¡	We continued to execute on our strategy to shift production capacity to packaging demand-driven and office paper products.
¡	We lowered our structural costs through difficult, but necessary, asset restructurings and capacity closures at our mills in St. Helens, Oregon, and DeRidder, Louisiana.
¡	We continued to run our assets efficiently and safely, with no notices of violations and no environmental penalties, continuing the exceptional performance of 2008.

These accomplishments, combined with the alternative fuel mixture credits derived from our use of renewable biomass fuels, helped to drive solid financial results:

¡	We delivered strong earnings, improved margins, and generated exceptional free cash flow.
¡	We strengthened our balance sheet and paid down debt, reducing our net total debt by $345 million during 2009, a 32% reduction from year-end 2008.

Our share price grew more than 1,100% in 2009, reflecting these achievements. While we are pleased with our performance, we continue to look ahead to opportunities in 2010 and beyond. Our goal remains producing a superior return on capital and generating value for our shareholders.

I would like to welcome Rudi Lenz to the board and thank Stan Bell, Matt Norton, Tom Souleles, and Tom Stephens for their contributions. On behalf of the board of directors, I thank all Boise employees for their dedication and hard work, and I thank you, the shareholders, for your support.

Cordially,

Carl A. Albert

Chair of the Board of Directors

March 19, 2010

NOTICE OF 2010 ANNUAL SHAREHOLDERS’ MEETING

To Boise Inc. Shareholders:

Boise Inc. will hold its 2010 Annual Shareholders’ Meeting on Thursday, April 29, 2010, at 10:00 a.m. Mountain Daylight Time at the company’s headquarters in the Boise Plaza Building, 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388. The meeting will be held in the 1-West A.V. Conference Room. At the meeting, shareholders will be asked to:

1.	Elect two directors;

2.	Approve amendments to the Boise Inc. Incentive and Performance Plan to expand the list of available performance measures and clarify how shares withheld to pay the exercise price of an award or withholding taxes are administered;

3.	Approve an amendment to the Boise Inc. Incentive and Performance Plan to establish a bonus pool for annual incentive awards under the plan;

4.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010; and

5.	Transact other business properly presented at the meeting.

Your board of directors recommends you vote FOR the election of both director nominees, FOR the approval of both proposals to amend the Boise Inc. Incentive and Performance Plan, and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010. Your vote is important.

Please consider the issues presented in this Proxy Statement, and vote your shares as promptly as possible.

Thank you.

By order of the board of directors,

Karen E. Gowland

Vice President, General Counsel, and Corporate Secretary

Boise, Idaho

March 19, 2010

SOLICITATION OF PROXIES AND VOTING

Internet Availability of Proxy Materials, Annual Reports on

Form 10-K, and Other Reports and Policies

You may view a complete copy of our Proxy Statement and 2009 Annual Report on Form 10-K by visiting our website at www.boiseinc.com and selecting Investors and then Annual Meeting and Proxy Materials. We will begin mailing our Proxy Statement, 2009 Annual Report on Form 10-K, and a proxy card to shareholders of record on or about March 22, 2010.

You may view complete copies of all of our filings with the Securities and Exchange Commission (SEC), including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, financial information, and other reports and policies, by visiting our website at www.boiseinc.com and selecting Investors and then SEC Filings.

Record Date and Voting at Our 2010 Annual Shareholders’ Meeting

Shareholders owning our common stock at the close of business on March 12, 2010 (the Record Date) may vote at our 2010 Annual Shareholders’ Meeting. On the Record Date, 84,414,449 shares of our common stock were outstanding. Each share is entitled to one vote on each matter to be voted upon at our 2010 Annual Shareholders’ Meeting.

All valid proxies properly executed and received by us prior to our 2010 Annual Shareholders’ Meeting will be voted as you direct. If you do not specify how you want your shares voted, they will be voted FOR the election of both director nominees; FOR the approval of both proposals to amend the Boise Inc. Incentive and Performance Plan; and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010. Your shares will also be voted on any other matters presented for a vote at the meeting in accordance with the judgment of the persons acting under the proxies. You may revoke your proxy and change your vote at any time before our 2010 Annual Shareholders’ Meeting by submitting a written notice to our corporate secretary, by mailing a later-dated and properly executed proxy, or by voting in person at our 2010 Annual Shareholders’ Meeting.

We have appointed Continental Stock Transfer & Trust Company (Continental Stock) as our independent inspector of election. Continental Stock will tabulate all votes cast at our 2010 Annual Shareholders’ Meeting and determine whether a quorum is present.

A quorum is necessary to hold a valid meeting. A quorum will exist if shareholders holding a majority of the shares of our stock issued and outstanding and entitled to vote at the meeting are present in person or by proxy. The inspector of election will treat abstentions and “broker nonvotes” as shares of stock that are present and entitled to vote for purposes of determining the presence of a quorum. A “broker nonvote” occurs when a broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers will not have discretionary power with respect to the election of the two director nominees or the two proposals to amend the Boise Inc. Incentive and Performance Plan. Brokers will have discretionary power with respect to the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010.

The two director nominees who receive the greatest number of votes at the annual meeting will be elected as directors. Abstentions and broker nonvotes will have no effect on the outcome of this proposal.

The two proposals to amend the Boise Inc. Incentive and Performance Plan will be approved if a majority of shares present at the

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meeting vote in favor of the proposal. Abstentions will have the same effect as voting against these proposals. Broker nonvotes will have no effect on the outcome of these proposals.

The proposal to appoint KPMG LLP as our independent registered public accounting firm for 2010 will be ratified if a majority of shares present at the meeting vote in favor of ratification. Abstentions will have the same effect as voting against this proposal. Broker nonvotes will have no effect on the outcome of this proposal.

Proxy Solicitation

Our board of directors is soliciting your proxy. We will not retain a proxy solicitor; however, our employees and directors may solicit proxies by mail, telephone, facsimile, email, or in person. Our employees and directors will not receive additional compensation for these activities and the entire cost of this solicitation will be borne by us.

Householding of Annual Meeting Materials

Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and 2009 Annual Report on Form 10-K may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you contact the Broadridge Householding Department at the following address:

Broadridge Householding Department

51 Mercedes Way

Edgewood, NY 11717

Toll-Free Number: 1-800-542-1061

If you want to receive separate copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder, or you may contact Broadridge at the address and phone number shown.

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

According to SEC rules, to be considered for inclusion in next year’s Proxy Statement, our corporate secretary must receive shareholder proposals at the address shown below not later than November 19, 2010.

Boise Inc.

Attention: Corporate Secretary

PO Box 990050

Boise, ID 83799-0050

Additionally, our Bylaws require that our corporate secretary must receive notice of any nominations for director or other business a shareholder proposes to bring before our next annual meeting not less than 120 nor more than 150 days prior to our 2011 annual meeting of shareholders.

Please refer to Article II, Section 4 of our Bylaws for an outline of the information a shareholder’s notice must include regarding director nominees and other business to be brought before a shareholders’ meeting.

You may view a complete copy of our Bylaws by visiting our website at www.boiseinc.com and selecting Investors, Corporate Governance, and then Bylaws.

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PROPOSALS TO BE VOTED ON

Proposal No. 1 – Election of

Directors

Our board of directors consists of three staggered classes of directors, designated as Class I, Class II, and Class III. The director members of, and the termination dates for, each class are:

Class	Director Members	Termination Date

II	Jonathan W. Berger	Date of
	Jack Goldman	2010 Annual
	W. Thomas Stephens	Shareholders’
Meeting

III	Stanley R. Bell	Date of
	Nathan D. Leight	2011 Annual
	Alexander Toeldte	Shareholders’
Meeting

I	Carl A. Albert	Date of
	Heinrich R. (Rudi) Lenz	2012 Annual
	Jason G. Weiss	Shareholders’
Meeting

At each succeeding annual shareholders’ meeting, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified or until his or her earlier death, disqualification, resignation, or removal.

Nominees

Two nominees, Messrs. Berger and Goldman, are standing for election as directors at our 2010 Annual Shareholders’ Meeting to hold office for three-year terms expiring in 2013.

On March 3, 2010, Boise Cascade Holdings, L.L.C. (Boise Cascade), our then-largest shareholder, sold all of its remaining shares of Boise Inc. common stock. Prior to this sale, Mr. Stephens was one of two Boise Board Representatives (as defined in the Investor Rights Agreement) designated by Boise Cascade.

Following the sale, Boise Cascade no longer has the ability to designate any Boise Board Representatives to our board. Accordingly, Mr. Stephens, who was to stand for election to our board at this year’s Annual Shareholders’ Meeting, will not stand for election. For further information about the Investor Rights Agreement, please refer to the section of this Proxy Statement entitled TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS, Related-Person Transactions, Investor Rights Agreement.

Your shares will be voted according to your instructions. If you return your signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the two director nominees. To be elected to our board of directors, the director nominees must receive a plurality of the votes cast by our shareholders present in person or by proxy and entitled to vote. If a director nominee who is a continuing director is not reelected, he will remain in office until a successor is elected or until his earlier resignation or removal.

The two director nominees have confirmed their availability for election. If either of the director nominees becomes unavailable to serve as a director for any reason prior to our 2010 Annual Shareholders’ Meeting, our board of directors may substitute another person as a director nominee. In that case, your shares will be voted FOR the substitute director nominee.

Additional information follows for the two director nominees and for the directors continuing in office, particularly concerning their business experience and qualifications, as well as attributes and skills that led our board to conclude that person should serve as a director for the company. During the past ten years, none of our directors have been a party to any legal or bankruptcy proceedings reportable under SEC rules.

Our board of directors recommends shareholders vote FOR the two director nominees.

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Carl A. Albert, 68

Mr. Albert serves as our board chair. He has served as a director of the company since its inception in 2007.

Business Experience

Since April 2000, Mr. Albert has served as the chair of the board and chief executive officer of Fairchild Venture Capital Corporation, a private investment firm. From 1990 to 2000, he was the majority owner, chair of the board, and chief executive officer of Fairchild Aerospace Corporation and Fairchild Dornier Corporation and chair of the supervisory board of Dornier Luftfahrt, GmbH, all aircraft manufacturing companies. From 1989 to 1990, Mr. Albert was a private investor. After providing start-up venture capital, he served from 1981 to 1988 as chair of the board and chief executive officer of Wings West Airlines, a regional airline that was acquired by AMR Corporation, parent of American Airlines, in 1988. Following the acquisition, Mr. Albert served as president until 1989. Prior to this, he was an attorney practicing business, real estate, and corporate law.

Education

¡	B.A., University of California at Los Angeles

¡	L.L.B., University of California at Los Angeles, School of Law

Current public company directorships, other than Boise Inc.

None

Prior directorships held during past five years at any public company or registered investment company

None

Attributes and Skills

¡	Extensive experience as a former chief executive officer and board chair of a capital intensive industry

¡	International business experience

¡	Legal expertise

4

Stanley R. Bell, 63

Mr. Bell has served as a director of the company since January 2010. On March 3, 2010, Boise Cascade sold all of its remaining shares of Boise Inc. common stock. Prior to this sale, Mr. Bell was one of two Boise Board Representatives (as defined in the Investor Rights Agreement) designated by Boise Cascade. Following the sale, Boise Cascade no longer has the ability to designate any Boise Board Representatives to our board. Accordingly, Mr. Bell will resign from our board effective April 29, 2010, the date of our 2010 Annual Shareholders’ Meeting.

Business Experience

Since February 2008, Mr. Bell has been the president, Building Materials Distribution, of Boise Cascade Holdings, L.L.C., a manufacturer of wood products and nationwide provider of building materials. From October 2004 to January 2008, he served as senior vice president of Boise Cascade Holdings, L.L.C., Building Materials Distribution. From 2000 to October 2004, Mr. Bell served as senior vice president and general manager, Boise Building Solutions Distribution, of Boise Cascade Corporation (now OfficeMax Incorporated).

Education

¡	B.A. (Economics) and M.B.A., University of Utah

Current public company directorships, other than Boise Inc.

None

Prior directorships held during past five years at any public company or registered investment company

None

Attributes and Skills

¡	Extensive experience in a nationwide building materials distribution business

¡	Familiarity with assets and operations of Boise Inc.

5

Jonathan W. Berger, 51 Nominee

Mr. Berger has served as a director of the company since its inception in 2007. Mr. Berger is the cousin of Nathan D. Leight, one of our directors.

Business Experience

Mr. Berger has been the managing partner of Tellurian Partners, LLC since August 2009. Tellurian Partners, LLC is a consulting and financial advisory business. From December 2001 to July 2009, Mr. Berger was associated with Navigant Consulting, Inc., an NYSE-listed consulting firm, and was the managing director and co-leader of that firm’s corporate finance practice. He was also president of Navigant Capital Advisors, L.L.C., Navigant Consulting, Inc.’s registered broker-dealer, from October 2003 to July 2009. From 2000 to 2001, Mr. Berger was president of DotPlanet.com, an Internet services provider. From 1983 to 1999, Mr. Berger was employed by KPMG LLP, an independent public accounting firm, and served as a partner from 1991 to 1999, where he led the corporate finance practice for three of those years.

Education

¡	B.S., Cornell University

¡	M.B.A., Emory University

Current public company directorships, other than Boise Inc.

¡	Great Lakes Dredge & Dock Company – Global provider of dredging services (Mr. Berger serves as chair of Great Lakes’ Audit Committee)

Prior directorships held during past five years at any public company or registered investment company

None

Attributes and Skills

¡	Extensive accounting background, with over 25 years of accounting experience

¡	Certified public accountant

¡	Holds a masters of business administration

6

Jack Goldman, 69 Nominee

Mr. Goldman has served as a director of the company since February 2008.

Business Experience

From January 2006 through 2009, Mr. Goldman was a senior attorney in the law firm of Theodora, Oringher, Miller & Richman PC in Los Angeles and in January 2010 became of counsel to the firm. From May 2002 until January 2006, Mr. Goldman was of counsel to the law firm of Miller & Holguin, at which time it merged with his current firm. Mr. Goldman was a partner in the law firm of Arter & Hadden from 1994 through 2000 and thereafter was of counsel to that firm until 2002. During the period of April 2001 through December 2007, Mr. Goldman also served as chair and chief executive officer of Business Protection Systems International, Inc., a privately held provider of proprietary software solutions for business continuity and risk management programs for business and public sector clients. He continued to serve as a director through March 2009 when he was elected again as board chair, the position he currently holds. From 1989 until 1994, he was a partner in the law firm of Keck, Mahin & Cate. Mr. Goldman engaged in private practice through his own law firm from 1980 through 1989. Mr. Goldman was general counsel of Superscope, Inc., a multinational manufacturer and distributor of brand name consumer audio products from 1975 through 1980. While at Superscope, he also served as treasurer and vice president of administration. Mr. Goldman was admitted to practice law in California in 1966 and engaged in private practice until 1975.

Education

¡	B.A., Lafayette College

¡	J.D., University of California at Los Angeles, School of Law

Current public company directorships, other than Boise Inc.

None

Prior directorships held during past five years at any public company or registered investment company

None

Attributes and Skills

¡	Expertise in business continuity and risk management programs

¡	Extensive experience with corporate governance matters

¡	Legal expertise

7

Nathan D. Leight, 50

Mr. Leight has served as a director of the company since its inception in 2007. Mr. Leight is the cousin of Jonathan W. Berger, one of our directors. Mr. Leight serves on our board as a designee of the Aldabra Majority Holders (as defined in the Investor Rights Agreement).

Business Experience

Mr. Leight has been the senior managing member of Terrapin Partners, LLC since 1998 and the managing member and chief investment officer of Terrapin Asset Management, LLC since 2002. Terrapin Partners, LLC is a private investment management firm focused on private equity investing and recapitalization of public and private companies. Terrapin Asset Management, LLC focuses on the management of alternative investment vehicles, including hedge funds and multi-manager hedge fund portfolios. Mr. Leight was chair of the board of Aldabra Acquisition Corporation, a publicly traded blank check company, from its inception in 2004 until it merged with Great Lakes Dredge & Dock Company in 2006. From 2000 to 2002, Mr. Leight served as the interim chief executive officer of VastVideo, Inc., and from 1998 to 1999, he served as the interim chief executive officer of e-STEEL L.L.C. From 1995 to 1998, Mr. Leight was employed by hedge fund Gabriel Capital LP, where he served as chief investment officer. From 1991 to 1995, Mr. Leight served as a managing director of Dillon Read & Co., overseeing the firm’s proprietary trading department.

Education

¡	A.B., Harvard College (cum laude)

Current public company directorships, other than Boise Inc.

¡	Great Lakes Dredge & Dock Company – Global provider of dredging services

¡	TradeStation Group, Inc. – Online brokerage firm serving active trader and certain institutional trader markets

Prior directorships held during past five years at any public company or registered investment company

¡	Aldabra Acquisition Corporation – Publicly traded blank check company (merged with Great Lakes Dredge and Dock Company in 2006)

Attributes and Skills

¡	Over 25 years of experience in asset and hedge fund management, venture capital, and private equity investing

¡	Expertise in capital markets

8

Heinrich R. (Rudi) Lenz, 54

Mr. Lenz has served as a director of the company since February 2010.

Business Experience

Mr. Lenz has served as president and chief executive officer of Sun Chemical Corporation, a producer of printing inks and pigments, since January 2008. From 2002 to 2007, Mr. Lenz served as Sun Chemical’s senior vice president and chief financial officer/president, Latin America. From 1997 to 2002, Mr. Lenz was employed by Fairchild Aerospace, a manufacturer of corporate jets and aircraft for regional airlines, serving first as executive vice president and chief financial officer and then as president and chief executive officer of Fairchild Aircraft Inc. From 1980 to 1997, Mr. Lenz was employed by Allied Signal Aerospace in its aerospace, automotive, specialty chemicals, plastics, and engineered materials businesses, ultimately being promoted to vice president, Finance. From 1976 to 1980, Mr. Lenz was employed by the German Internal Revenue Service.

Education

¡	B.S. (Finance and Taxes), University of Edenkoben, Germany

¡	M.S. (Business and Administration), University of Wiesbaden, Germany

Current public company directorships, other than Boise Inc.

None

Prior directorships held during past five years at any public company or registered investment company

None

Attributes and Skills

¡	Extensive international business experience

¡	Extensive financial background, with over 30 years of accounting experience

¡	Experience as chief executive officer of a capital intensive, global company

9

W. Thomas Stephens, 67

Mr. Stephens has served as a director of the company since February 2008. On March 3, 2010, Boise Cascade sold all of its remaining shares of Boise Inc. common stock. Prior to this sale, Mr. Stephens was one of two Boise Board Representatives (as defined in the Investor Rights Agreement) designated by Boise Cascade. Following the sale, Boise Cascade no longer has the ability to designate any Boise Board Representatives to our board. Accordingly, Mr. Stephens, who was to stand for election to our board at this year’s Annual Shareholders’ Meeting, will not stand for election.

Business Experience

From October 2004 until his retirement in November 2008, Mr. Stephens served as chief executive officer and chairman and a director of Boise Cascade Holdings, L.L.C., a manufacturer of wood products and nationwide provider of building materials. Mr. Stephens served as president and chief executive officer of MacMillan Bloedel, a Canadian forest products company, from 1997 until his retirement in 1999. From 1986 to 1996, Mr. Stephens served as the president and chief executive officer of Manville Corporation, a fiberglass and forest products company. From 1982 to 1985, he served as the chief executive officer of Riverwood Corporation, a forest products company.

Education

¡	B.S. and M.S.I.E., University of Arkansas

Current public company directorships, other than Boise Inc.

¡	TransCanada Pipelines Limited – Publicly traded Canadian company providing natural gas transmission and power services

¡	Putnam Funds – Mr. Stephens rejoined the board of the Putnam Funds as a trustee in 2009

Prior directorships held during past five years at any public company or registered investment company

¡	Putnam Funds – Mr. Stephens served as a trustee from 1997 to 2008

Attributes and Skills

¡	Extensive experience as a former chief executive officer in the capital intensive wood products industry

¡	Familiarity with assets and operations of Boise Inc.

10

Alexander Toeldte, 50

Mr. Toeldte has served as the company’s president and chief executive officer and a director since February 2008.

Business Experience

Mr. Toeldte joined Boise Cascade Holdings, L.L.C. in early October 2005 as president of the company’s Packaging and Newsprint segment and, in late October 2005, became its executive vice president, Paper and Packaging and Newsprint segments. From 2004 to 2006, Mr. Toeldte was chair of Algonac Limited, a private management and consulting firm based in Auckland, New Zealand. Mr. Toeldte’s previous experience includes: serving as executive vice president of Fonterra Co-operative Group, Ltd., and chief executive officer of Fonterra Enterprises (Fonterra, based in New Zealand, is a global dairy company); previously, Mr. Toeldte served in various capacities with Fletcher Challenge Limited Group (formerly one of the largest companies in New Zealand with holdings in paper, forestry, building materials, and energy), including as chief executive officer of Fletcher Challenge Building and as chief executive officer of Fletcher Challenge Paper, both of which were publicly traded units of the Fletcher Challenge Limited Group; and Mr. Toeldte also served as a partner at McKinsey & Company in Toronto, Brussels, Montreal, and Stockholm.

Education

¡	Economics, Albert-Ludwigs-Universität, Freiburg, Germany

¡	M.B.A., McGill University, Montreal, Canada

Current public company directorships, other than Boise Inc.

None

Prior directorships held during past five years at any public company or registered investment company

None

Attributes and Skills

¡	Previous experience as chief executive officer of a publicly traded company

¡	Previous experience as board chair of a publicly traded company

¡	Extensive international business experience across a wide variety of industries

¡	Extensive experience in the capital intensive wood products industry

¡	Management consulting experience

11

Jason G. Weiss, 40

Mr. Weiss has served as a director of the company since its inception in 2007. Mr. Weiss serves on our board as a designee of the Aldabra Majority Holders (as defined in the Investor Rights Agreement).

Business Experience

Mr. Weiss has been the managing member and sole owner of Terrapin Palisades Ventures, LLC since June 2009. Terrapin Palisades Ventures, LLC is a private investment company and is also a general partner of the Terrapin-Fabbri Management Company LLC, which serves as the general partner of several almond farm-related investment partnerships. In June 2009, Mr. Weiss sold his interest in Terrapin Partners, LLC, Terrapin Asset Management, LLC, and TWF Management Company LLC, all private equity and asset management companies in which he had been a managing member and the co-founder since 1998. From 2004 to 2006, he was chief executive officer of Aldabra Acquisition Corporation, a previously publicly traded blank check company (in December 2006, Aldabra merged with Great Lakes Dredge & Dock Company). During 2004, Mr. Weiss served as a managing member of American Classic Sanitation LLC. From 1999 to 2000, he served as the chief executive officer and executive vice president of strategy of PaperExchange.com. During 1998 and 2000, Mr. Weiss served as a managing member of e-STEEL LLC.

Education

¡	B.A., University of Michigan (with Highest Distinction)

¡	J.D., Harvard Law School (cum laude)

Current public company directorships, other than Boise Inc.

¡	Great Lakes Dredge & Dock Company – Global provider of dredging services (Mr. Weiss serves on Great Lakes’ Compensation Committee)

Prior directorships held during past five years at any public company or registered investment company

None

Attributes and Skills

¡	Extensive experience with private equity and asset management companies

¡	Previous experience as chief executive officer in a variety of industries

¡	Legal expertise

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Proposal No. 2 – Approval of amendments to the Boise Inc. Incentive and Performance Plan to expand the list of available performance measures and clarify how shares withheld to pay the exercise price of an award or withholding taxes are administered

We ask you to consider and approve amendments to the Boise Inc. Incentive and Performance Plan (the BIPP). These amendments, subject to your approval, would (1) expand the list of performance measures available under the BIPP and (2) clarify that shares withheld to pay the exercise price of an award or withholding taxes are not considered “issued” and are to be returned to the pool of shares available under the BIPP for future awards. A description of the BIPP, as proposed to be amended, follows and a copy is attached to this Proxy Statement as Appendix A.

History and Operation of the BIPP

We use the BIPP to tie a portion of our key employees’ total compensation to shareholder value. The BIPP also supports our ability to attract and retain highly qualified managers in key positions.

The BIPP permits grants of annual incentive awards, stock bonuses, restricted stock, restricted stock units, performance stock, performance units, stock appreciation rights (SARs), and stock options (including performance-based or indexed stock options) to our officers, key employees, and nonemployee directors who are selected as participants. The Compensation Committee of our board of directors will generally select BIPP participants.

Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine at the time of grant, as reflected in the applicable award agreement. The Compensation Committee may also make any or all awards performance based. This means the awards will be paid out based on the attainment of specified performance goals, in addition to any other conditions the Compensation Committee may establish. Awards under the BIPP are discretionary.

The BIPP restricts the number of stock options, SARs, restricted stock shares, restricted stock units, and performance shares that can be granted during any fiscal year to any participant covered by Section 162(m) of the Internal Revenue Code. In addition, the BIPP also limits the amount that may be paid to such participants for both annual incentive awards and performance units granted in a single fiscal year.

Stock Options.  Stock options entitle the holder to purchase shares of our common stock during a specified period at a purchase price set by the Compensation Committee (not less than 100% of the fair market value of our common stock on the grant date). Each option granted under the BIPP will be exercisable for a maximum period of ten years from the date of grant (or for a lesser period if the Compensation Committee so determines). Participants exercising an option may pay the exercise price by any lawful method permitted by the Compensation Committee.

Stock Appreciation Rights (SARs).  A SAR is the right, denominated in shares, to receive upon exercise, without payment to the company, an amount equal to the excess of the fair market value of a share of our common stock on the exercise date over the fair market value of a share of our common stock on the grant date, multiplied by the number of shares with respect to which the SAR is being exercised. Payment will be made in stock or cash, at the company’s option. The Compensation Committee may grant SARs to participants as either free-standing awards or awards related to stock options. For SARs related to an option, the terms and conditions of the grant will be substantially the same as the terms and conditions applicable to the related option, and exercise of either the SAR or the option will cause the cancellation of the other, unless otherwise determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions applicable to awards of free-standing SARs or for awards related to stock options.

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Restricted Stock.  Restricted stock is common stock the company transfers or sells to a participant that is subject to a substantial risk of forfeiture and restrictions on sale or transfer for a period of time. The Compensation Committee will determine the amounts, terms, and conditions (including the attainment of performance goals) of any restricted stock grant. Except for restrictions on transfer (and any other restrictions the Compensation Committee may impose), participants will have all the rights of a shareholder with respect to the restricted stock. Unless the Compensation Committee determines otherwise, a participant’s termination of employment during the restricted period will result in forfeiture of all shares subject to restrictions.

Restricted Stock Units.  Restricted stock units are similar to restricted stock, except (1) the shares of stock are not issued to the participant until after the end of the restriction period and any other applicable conditions are satisfied and (2) the participant does not have rights of a shareholder with respect to the restricted stock units. Restricted stock units may also be paid in cash rather than stock, or in a combination of cash and stock, at the Compensation Committee’s discretion.

Performance Units.  The Compensation Committee may also award performance units, which are the right to receive a payment upon the attainment of specified performance goals. The Compensation Committee will establish the applicable performance goals at the time the units are awarded. Payment may be made in cash, stock, or a combination of cash and stock, at the Compensation Committee’s discretion.

Performance Shares.  Performance shares represent the right to receive a payment at a future date based on the value of the common stock in accordance with the terms of the grant and upon the attainment of specified performance goals. The Compensation Committee will establish the performance goals and all other terms applicable to the grant. Payment may be made in cash, stock, or a combination of cash and stock, at the Compensation Committee’s discretion.

Annual Incentive Awards.  Annual incentive awards are payments based on the attainment of performance goals specified by the Compensation Committee. Awards are calculated as a percentage of salary, based on the extent to which the performance goals are met during the year, as determined by the Compensation Committee. Awards are paid in cash, stock, or a combination of cash and stock, at the Compensation Committee’s discretion.

Stock Bonuses.  Stock bonus awards, consisting of common stock, may be made at the Compensation Committee’s discretion upon the terms and conditions (if any) determined by the Compensation Committee.

Performance Goals.  Awards of restricted stock, performance units, performance shares, annual incentive awards, and other awards under the BIPP may be subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code. These goals may include or be based upon, without limitation:

¡	Net earnings;
¡	Sales or revenue;
¡	Income or net income;
¡	Operating income or net operating income;
¡	Operating profit or net operating profit;
¡	Cash flow;
¡	Economic profit;
¡	Return on assets, capital, investment, and/or operating revenue;
¡	Return on equity or average shareholders’ equity;
¡	Total shareholder return;
¡	Growth in sales or return on sales;
¡	Gross, operating, or net profit margin;
¡	Working capital;
¡	Earnings per share;
¡	Growth in earnings or earnings per share;
¡	Price per share of stock;
¡	Market share;
¡	Overhead or other expense reduction; and
¡	Growth in shareholder value relative to various indices.

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Performance goals may (1) be used to measure our performance as a whole or any Boise Inc. subsidiary, business unit, or segment, (2) be adjusted to include or exclude extraordinary items, and (3) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure, in each case as determined by the Compensation Committee in its discretion.

Shares of common stock issued under the BIPP will again be available for issuance in the following instances:

¡	Shares subject to an incentive award that is canceled, expired, terminated, forfeited, surrendered, or otherwise settled without the issuance of any stock;

¡	Shares of stock related to an incentive award that is settled in cash in lieu of stock; and

¡	Shares withheld from an incentive award for payment of the exercise price or purchase price and shares withheld from an award for payment of applicable tax withholding obligations.

Change in Control

The BIPP provides that in the event of a change in control (as defined in the BIPP), unless otherwise determined by the Compensation Committee, all then-outstanding stock options and SARs will become fully vested and exercisable, and all other then-outstanding awards that are subject to time-based vesting will vest in full and be free of restrictions, except to the extent another award meeting the requirements set forth in the BIPP is provided to the participant to replace such award. The BIPP provides that such a replacement award may take the form of a continuation of the award outstanding prior to the change in control.

Administration of the BIPP

The Compensation Committee administers the BIPP. The Compensation Committee (or any permitted delegee) has the discretion and responsibility to:

¡	Grant incentive awards;

¡	Determine the participants to whom incentive awards will be granted; and

¡	Establish and administer performance goals, among other things.

Our board of directors may amend the BIPP at any time and may make adjustments to the BIPP and outstanding options, without shareholder approval, to reflect a stock split, stock dividend, recapitalization, merger, consolidation, or other corporate events. Shareholders must approve amendments that:

¡	Increase the number of shares subject to the BIPP;

¡	Decrease the grant or exercise price of any stock-based award to less than the fair market value of a share of Boise Inc. common stock on the grant date;

¡	Materially increase the benefits to participants; or

¡	Are required by applicable law to be approved by shareholders.

The BIPP became effective on February 22, 2008, upon the closing of the Acquisition. It will expire on February 22, 2018, unless terminated earlier. Our board of directors may terminate the BIPP at any time before that date. Awards outstanding at the expiration or termination of the BIPP shall remain in effect according to their terms and the provisions of the BIPP.

U.S. Federal Income Tax Consequences

The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of awards under the BIPP.

Incentive Stock Options.  An incentive stock option results in no taxable income to the optionee and no deduction to the company at the time it is granted or exercised. The excess of the fair market value of the shares acquired over the option price, however, is an item of adjustment in computing the alternative

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minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (e.g., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such a case, the company will be entitled to a deduction in the year of the disposition for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Nonqualified Stock Options.  A nonqualified stock option results in no taxable income to the optionee and no deduction to the company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option exercise price and the then fair market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a nonqualified option is exercised by tendering previously owned shares of the company’s common stock in payment of the option exercise price, then instead of the treatment described above, the following generally will apply: A number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of the number of exchanged shares. The optionee’s basis in the excess shares will be equal to the amount of the compensation income, and the holding period in the shares will begin on the date of exercise.

Stock Appreciation Rights (SARs).  Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the value of the stock received will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the company upon the grant or termination of SARs. Upon the settlement of a SAR, however, the company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Restricted Stock.  Restricted stock shares are generally subject to ordinary income tax at the time the restrictions lapse. The participant may, however, make an election to include in income, when the restricted stock is first transferred to him or her, an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The result of this election is that appreciation in the value of the stock after the

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date of transfer is then taxable as a capital gain, rather than as ordinary income.

Restricted Stock Units.  Provided the terms of the restricted stock units comply with the requirements of Internal Revenue Code Section 409A, the recipient will recognize taxable income and be subject to wage and employment tax withholding at the time a participant receives the shares or cash underlying the awards. The amount of ordinary income a participant will recognize will equal the fair market value of the shares and/or cash at the time it is received, less the amount, if any, a recipient paid for the restricted stock units.

Other Awards.  Recipients of performance units and performance shares will not recognize taxable income at the time the performance unit or performance share is granted. They will, however, be subject to ordinary income tax at the time payment is made at the completion of the performance period, equal to the amount of cash or fair market value of stock received over the amount, if any, paid for the performance unit or performance share.

In each of the foregoing cases, the company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Tax Withholding.  When a recipient realizes taxable compensation with respect to an award, a recipient must satisfy all applicable federal, state, or local taxes required by law to be withheld at that time. The company will, to the extent permitted by law, have the right to deduct any of the taxes from any payment of any kind otherwise due to the participant. With respect to incentive stock options, no income or employment taxes are currently required to be withheld upon the exercise of the option or upon the disposition of stock acquired upon the exercise of such option. The Internal Revenue Service, however, has issued notices indicating the withholding rules applicable to incentive stock options may be changed in the future.

Capital Gains Tax.  A recipient’s sale of any Boise Inc. common stock acquired under the BIPP may result in the recognition of capital gains or losses for the recipient. Under current law, the federal income tax rates that apply to net capital gains will depend in part upon the length of time the shares are held by the recipient following an exercise, with different tax rates applying for shares held for one year or less, for more than one year, and for more than five years. Net capital gains rates are generally lower for individuals upon satisfaction of longer holding periods. Net capital losses may generally be deducted against net capital gains and against ordinary income to a limited extent.

Tax Treatment of Awards to Nonemployee Directors and Employees Outside the United States.  The grant and exercise of options and awards under the BIPP to nonemployee directors and employees outside the United States may be taxed on a different basis.

Other Tax Considerations.  Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the compensation deductible by the company paid to covered employees. The limit, however, does not apply to “qualified performance-based compensation.” We believe awards of stock options, SARs, and other awards payable upon the attainment of performance goals under the BIPP will qualify as qualified performance-based compensation. Also, awards that are granted, accelerated, or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by the company and subject to a 20% excise tax on the participant.

The foregoing summary of the income tax consequences with respect to the BIPP is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

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IRS Circular 230 Disclosure.  To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any tax advice contained in this communication was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of (1) avoiding tax-related penalties under the Internal Revenue Code or (2) promoting, marketing, or recommending to another party any tax-related matters addressed in this communication.

Proposed Plan Amendments

The following amendments (1) expand the list of performance measures available under the BIPP and (2) clarify that shares withheld to pay the exercise price of an award or withholding taxes are not considered “issued” and are to be returned to the pool of shares available under the BIPP for future awards.

Internal Revenue Code Section 162(m) limits the compensation deductible with respect to a company’s chief executive officer and other top officers to $1 million, subject to listed exceptions. One of the exceptions is performance-based compensation. To qualify as performance-based compensation, payment must be based on the achievement of goals related to performance measures approved by shareholders. The BIPP meets the requirement of having performance measures approved by shareholders by listing a number of performance measures in the plan, from which the Compensation Committee can then choose as it designs incentive programs. This amendment expands the list of performance measures available under the BIPP to give the

Compensation Committee greater flexibility to adjust to business needs and goals in designing incentive programs. The list of performance measures available under the BIPP is being expanded to include safety and measurable objectives related to strategic plan development and implementation, tactical plans, sales plans, operating budget, cost control, products or projects, acquisitions or divestitures, or personnel.

The amendment also clarifies that shares withheld to pay the exercise price of an award or to pay withholding taxes are not considered “issued” under the BIPP and are returned to the pool of shares available under the BIPP for future awards.

Our board of directors believes these amendments are essential for keeping performance measures in alignment with company objectives and maximizing the shares approved for issuance under the BIPP.

These amendments will be approved if a majority of shares present at the meeting vote in favor of the proposal. A copy of the BIPP is on file with the SEC.

Our board of directors recommends shareholders vote FOR the approval of the amendments to the Boise Inc. Incentive and Performance Plan to expand the list of available performance measures and clarify how shares withheld to pay the exercise price of an award or withholding taxes are administered.

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Proposal No. 3 – Approval of amendment to the Boise Inc. Incentive and Performance Plan to establish a bonus pool for annual incentive awards under the plan

We ask you to consider and approve an amendment to the Boise Inc. Incentive and Performance Plan (the BIPP). This amendment, subject to your approval, would establish a bonus pool feature under the BIPP for annual incentive awards to officers who are subject to (or who may become subject to) Internal Revenue Code Section 162(m). For a detailed description of the BIPP, please refer to the section of this Proxy Statement entitled PROPOSALS TO BE VOTED ON, Proposal No. 2. A description of the proposed amendment to the BIPP follows and a copy of the BIPP, as proposed to be amended, is attached to this Proxy Statement as Appendix A.

Proposed Plan Amendment

In addition to enhancing our ability to attract and retain highly qualified employees, the BIPP is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Specifically, under Internal Revenue Code Section 162(m), compensation payable to our chief executive officer and other senior officers specified under Internal Revenue Code Section 162(m) in excess of $1 million is not deductible unless the compensation satisfies the Section 162(m) rules and regulations. There are several methods to comply with the Section 162(m) rules and regulations for performance-based compensation. This amendment employs the pool method, which allows the Compensation Committee to create an annual incentive pool each year, based on one or more performance measures specified in the BIPP, and to divide that pool among the officers subject to (or who may become subject to) Section 162(m). The

Compensation Committee retains negative discretion to reduce (but not increase) any officer’s award below the amount that would otherwise be paid, based on any factors the Compensation Committee deems appropriate or applicable in its sole discretion.

If this amendment is approved, the description of annual incentive awards under the BIPP will change as follows:

Annual Incentive Awards. Annual incentive awards are payments based on the attainment of performance goals specified by the Compensation Committee. Awards are calculated as a percentage of a bonus pool, based on the extent to which the performance goals are met during the year, as determined by the Compensation Committee, subject to the Compensation Committee’s right to reduce or eliminate the amount of any Award. Awards are paid in cash, stock, or a combination of cash and stock, at the Compensation Committee’s discretion.

Our board of directors believes this amendment is essential because it preserves the tax deductibility of annual incentive awards under the BIPP while allowing the Compensation Committee flexibility to create annual incentive awards that appropriately motivate and encourage our management team under changing business scenarios.

This amendment will be approved if a majority of shares present at the meeting vote in favor of the proposal. A copy of the BIPP is on file with the SEC.

Our board of directors recommends shareholders vote FOR the approval of the amendment to the Boise Inc. Incentive and Performance Plan to establish a bonus pool for annual incentive awards.

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Proposal No. 4 – Ratification of KPMG LLP as our independent registered public accounting firm for 2010

Our Audit Committee is responsible for the engagement of the company’s independent auditor and appointed KPMG LLP (KPMG) in that capacity effective February 18, 2010.

Although ratification is not required by our Bylaws or otherwise, our board of directors is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. Our Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm but is not bound by our shareholders’ vote. Even if the selection of KPMG is ratified, our Audit Committee may change the appointment at any time during the year if it determines a change would be in the best interest of the company and our shareholders.

Representatives of KPMG will be present at the annual meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

For information on the services KPMG has provided for us, please refer to the section of this Proxy Statement entitled AUDIT COMMITTEE MATTERS, Auditor Fees and Services.

KPMG will be ratified as our independent registered public accounting firm if a majority of shares present at the meeting vote in favor of ratification.

Our board of directors recommends shareholders vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2010.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines (the Guidelines) to assist the board in exercising its responsibilities. The Guidelines reflect our board’s commitment to monitor the effectiveness of policy and decision making, both at the board and management levels. Our board of directors believes the Guidelines will enhance our ability to achieve our goals and long-term success and will assist us in increasing shareholder value. The Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, including the Delaware General Corporation Law, or our Certificate of Incorporation or Bylaws. Our board of directors may modify the Guidelines from time to time on the recommendation of the Governance Committee and as deemed appropriate by our board of directors.

You may view a complete copy of the Guidelines by visiting our website at www.boiseinc.com and selecting Investors, Corporate Governance, and then Governance Guidelines.

Director Independence

Our directors believe board independence allows the board to provide appropriate oversight and maintain managerial accountability.

Since we list our common stock and other securities on the New York Stock Exchange (NYSE), the NYSE rules require that a majority of our board of directors must be composed of “independent directors.” This is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board has determined that Messrs. Albert, Berger, Goldman, Leight, Lenz, Stephens, and Weiss are independent directors as defined under the NYSE’s listing standards. These directors constitute a majority of our board of directors. In making their determination, our board considered the relationships disclosed in the section of this Proxy Statement entitled TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS, Related-Person Transactions.

Our board of directors, as well as its committees, can retain independent financial, legal, compensation, or other advisors to represent the independent interests of our board of directors or its committees. The retention of independent advisors is at the board’s or committee’s sole discretion and is paid for by the company.

Board and Committee Matters

Communications With Our Board of Directors

You may contact our board of directors by writing to them in care of our corporate secretary at the address shown below, or by emailing them at the email address shown below. All correspondence will be referred to the chair of our board, who is not a member of management. While we do not screen these communications, copies of all complaints or concerns will be forwarded to our general counsel and corporate secretary.

Boise Inc.

Attention: Corporate Secretary

PO Box 990050

Boise, ID 83799-0050

Email: directors@BoiseInc.com

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2009 Overall Meeting Attendance Rates

During 2009, our board of directors met nine times, which included attendance at our annual shareholders’ meeting. In addition to meetings of the full board and attendance at our annual shareholders’ meeting, our directors also attended 17 meetings of board committees. Our directors had an overall attendance rate of 90%. All of our directors attended at least 75% of the meetings of the board and the committees on which they served, with the exception of Messrs. Goldman and Norton, whose overall attendance rates were 70% and 71%, respectively. Mr. Goldman’s ability to attend was limited by health issues. Mr. Norton resigned from our board of directors effective January 22, 2010.

While we do not have a formal policy requiring them to do so, we encourage our directors to attend our annual shareholders’ meeting.

Board Leadership Structure

Since the company’s inception, our Corporate Governance Guidelines have provided that our chief executive officer may not serve concurrently as the chair of our board of directors. Accordingly, we separate our board chair and chief executive officer positions. Mr. Albert, a nonemployee director, serves as our independent board chair, and Mr. Toeldte serves as our chief executive officer. We believe separating the roles of board chair and chief executive officer improves the board’s oversight of the company’s management and risk.

Role of Board of Directors in Our Risk Management Processes

We have well-developed processes and structures in place to manage our key strategic, operational, financial, and compliance risks. While our entire board of directors is responsible for monitoring and evaluating the risks we face and our risk management processes, our board has delegated the oversight of this responsibility to our Audit Committee. We utilize the following risk management processes:

¡

Enterprise Risk Management Dashboard – Our enterprise risk management effort includes a COSO-based framework for identifying and assessing key strategic, operational, financial, and compliance risks. We have assigned each key risk to an executive risk owner who is responsible for ongoing risk assessment and management. On a semi-annual basis, the management team completes a formal assessment of enterprise risk. This assessment includes identification of new risks facing the company, reassessment of known risks, and assessment of our risk response activities and controls. A product of this process is an enterprise risk management dashboard that is used to report the results to the board;

¡	Management of Major Risks – The most critical risk areas we face are reviewed in depth with our board;

¡	Strategic Planning Processes – Our annual strategic planning and budgeting process includes identification of risks and a sensitivity analysis, which is reviewed with our board;

¡	Derivative Risk Management – We maintain a derivative risk committee and processes, and we review derivative/hedging activity with our board several times each year;

¡	Compliance Risk – Risk factors required to be disclosed in our SEC filings are reviewed with our board; and

¡

Internal Audit – Our internal audit department annually develops a risk-based audit plan that is reviewed with our Audit Committee, along with the results of internal audit reviews and activities. The internal audit department maintains a high level assessment of risks and controls for key operations, functions, processes, applications, and systems within the company. Our Audit Committee meets a number of times each year with our senior internal auditing executive.

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We also have in place a number of independent assurance activities responsible for assessing whether our risk response activities are in place and working effectively. These assurance activities include, but are not limited to, corporate legal audits, corporate security, environmental audits, and safety audits.

Executive Sessions

Our board of directors and each of our committees regularly meet in executive sessions outside the presence of management. Mr. Albert, our board chair, presides over the executive sessions of our board of directors, and each committee chair presides over the executive sessions of their respective committee.

Committees

Our board of directors has established the following five standing committees:

Executive Committee

Audit Committee

Compensation Committee

Nominating Committee

Governance Committee

The composition, duties, and responsibilities of these committees are outlined in written charters adopted by our board of directors.

You may view copies of our committee charters by visiting our website at www.boiseinc.com and selecting Investors, Corporate Governance, and then Committee Charters.

Executive Committee

Current Committee Members:*

Carl A. Albert, Committee Chair

Jonathan W. Berger

Jack Goldman

Alexander Toeldte

*	Mr. Souleles resigned from our board of directors and the Executive Committee effective February 18, 2010.

2009 Committee Meetings: None

2009 Committee Meeting Attendance Rate: N/A

The Executive Committee of our board of directors is responsible for:

¡

Exercising all the powers and authority of our board of directors in the management of our business and affairs, subject to the direction of our board of directors and subject to the limitations under Section 141(c) of the Delaware General Corporation Law.

You may view a copy of our Executive Committee charter by visiting our website at www.boiseinc.com and selecting Investors, Corporate Governance, and then Committee Charters.

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Audit Committee

Current Committee Members:

Jonathan W. Berger, Committee Chair

Carl A. Albert

Jack Goldman

Heinrich R. (Rudi) Lenz

All members of the Audit Committee are independent as defined under the NYSE’s listing standards. Our board of directors has determined that Mr. Berger is an “Audit Committee Financial Expert” under the SEC’s definition.

2009 Committee Meetings: 4

2009 Committee Meeting Attendance Rate:

Jonathan W. Berger	100%
Carl A. Albert	100%
Jack Goldman	75%
Matthew W. Norton*	75%
Heinrich R. (Rudi) Lenz*	N/A

*	Mr. Norton resigned from our board of directors and the Audit Committee effective January 22, 2010. Mr. Lenz was elected to our board of directors and was appointed to the Audit Committee effective February 18, 2010.

The Audit Committee of our board of directors is responsible for:

¡	Selecting the independent auditor;

¡	Approving the overall scope of the audit;

¡

Annually reviewing the independent auditor’s formal written statement describing its internal quality-control procedures, any material issues raised by such review and steps taken to deal with such issues, all relationships between the auditors and the company, and the independence of the auditors;

¡	Establishing clear hiring policies for employees or former employees of the external auditors;

¡	Preapproving all audit services and nonaudit services to be performed for us by the independent auditors;

¡	Annually obtaining from the independent auditors a formal written statement of fees billed for audit and nonaudit services rendered by the independent auditors for the most recent fiscal year;

¡

Providing oversight of our accounting and financial reporting principles, policies, controls, procedures, and practices and reviewing significant changes as suggested by the independent auditors or management;

¡

Discussing the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal and regulatory requirements, with management and the independent auditor;

¡

Recommending to our board of directors the inclusion of our audited financial statements in our Annual Report on Form 10-K and ensuring the independent auditors have fulfilled their responsibilities under AICPA SAS 61 “Communication with Audit Committees”;

¡	Annually preparing a report to be included in our proxy statement, as required by SEC rules, and submitting such report to our board of directors for approval;

¡	Discussing with management and the independent auditor, as appropriate, earnings press releases and other financial information provided to the public;

¡

Discussing with management and/or our general counsel any legal matters that may have a material impact on our financial statements or that might require disclosure in our financial statements and any material reports or inquiries from regulatory or governmental agencies;

¡	Reviewing with management the appointment and replacement of the senior internal auditing executive and annually evaluating his or her performance;

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¡	Reviewing with the senior internal auditing executive the significant reports to management prepared by the internal auditing department and management’s responses;

¡

Reviewing with the senior internal auditing executive, the independent auditor, and management the internal audit department responsibilities, budget, and staffing and the internal audit plan for the coming year;

¡

Establishing procedures for the receipt, retention, and treatment of complaints from our employees on accounting, internal controls, or auditing matters and for confidential, anonymous submissions by our employees of concerns regarding questionable accounting or reporting matters;

¡

Discussing with management our overall risk assessment and risk management policies and reviewing with our board of directors management’s effectiveness in identifying and managing key business risks facing the company;

¡	Meeting separately with management, the corporate audit staff, and the independent auditor;

¡	Handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time; and

¡	Reporting regularly to the full board of directors.

You may view a copy of our Audit Committee charter by visiting our website at www.boiseinc.com and selecting Investors, Corporate Governance, and then Committee Charters.

Compensation Committee

Current Committee Members:

Jonathan W. Berger, Committee Chair

Carl A. Albert

Jack Goldman

W. Thomas Stephens

All members of the Compensation Committee are independent as defined under the NYSE’s listing standards.

2009 Committee Meetings: 4

2009 Committee Meeting Attendance Rate:

Thomas S. Souleles*	100%
Jonathan W. Berger*	N/A
Carl A. Albert	100%
Jack Goldman	50%
W. Thomas Stephens*	100%

*	Mr. Souleles resigned from our board of directors and the Compensation Committee effective February 18, 2010. Mr. Berger was appointed as chair of the Compensation Committee effective February 18, 2010. Mr. Stephens is not standing for election at our 2010 Annual Shareholders’ Meeting.

The Compensation Committee of our board of directors is responsible for:

¡

Reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and annually evaluating the chief executive officer’s performance in light of those goals and objectives;

¡	Reviewing and approving the compensation and incentive opportunities of our elected officers;

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¡	Reviewing and approving employment agreements, severance arrangements, change-in-control arrangements, and other similar arrangements between the company and our elected officers;

¡	Annually reviewing our compensation programs as they affect all employees;

¡	Reviewing executive succession plans for business and staff organizations;

¡	Producing an annual report on executive compensation for inclusion in our proxy statement; and

¡	Handling such other matters that are specifically delegated to the Compensation Committee by our board of directors from time to time.

You may view a copy of our Compensation Committee charter by visiting our website at www.boiseinc.com and selecting Investors, Corporate Governance, and then Committee Charters.

Nominating Committee

Current Committee Members:

Carl A. Albert, Committee Chair

Jonathan W. Berger

Nathan D. Leight

All members of the Nominating Committee are independent as defined under the NYSE’s listing standards.

2009 Committee Meetings: 3

2009 Committee Meeting Attendance Rate:

Carl A. Albert	100%
Jonathan W. Berger	100%
Matthew W. Norton*	50%
Nathan D. Leight*	N/A

*	Mr. Norton served as a director for only two of the three Nominating Committee meetings held in 2009. Mr. Norton resigned from our board of directors and the Nominating Committee effective January 22, 2010. Mr. Leight was appointed to the Nominating Committee effective January 22, 2010.

The Nominating Committee of our board of directors is responsible for:

¡	Identifying and recommending for election individuals who meet the criteria our board of directors has established for board membership; and

¡	Reviewing the committee structure of our board of directors and recommending for our board of directors’ approval the composition of each committee.

You may view a copy of our Nominating Committee charter by visiting our website at www.boiseinc.com and selecting Investors, Corporate Governance, and then Committee Charters.

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Governance Committee

Current Committee Members:

Jack Goldman, Committee Chair

Carl A. Albert

Jonathan W. Berger

Jason G. Weiss

All members of the Governance Committee are independent as defined under the NYSE’s listing standards.

2009 Committee Meetings: 5

2009 Committee Meeting Attendance Rate:

Jack Goldman	80%
Carl A. Albert	100%
Jonathan W. Berger	100%
Jason G. Weiss*	N/A

*	Mr. Weiss was appointed to the Governance Committee effective February 18, 2010.

The Governance Committee of our board of directors is responsible for:

¡	Annually reviewing and recommending director compensation and benefits;

¡	Recommending to our board of directors the response to any shareholder proposal we receive;

¡

Developing and recommending to our board of directors for approval corporate governance guidelines and a code of ethics applicable to our directors, officers, and employees and reviewing the effectiveness of such guidelines and code of ethics at least annually and recommending changes as necessary;

¡

Developing and recommending to our board of directors for approval an annual self-evaluation process of our board of directors and its committees and annually overseeing the self-evaluations and reporting the findings to our board of directors; and

¡	Reviewing and evaluating our board of directors’ criteria for director eligibility and recommending to our board of directors guidelines for determining director independence.

You may view a copy of our Governance Committee charter by visiting our website at www.boiseinc.com and selecting Investors, Corporate Governance, and then Committee Charters.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

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Director Selection Process

Our board of directors is responsible for selecting the nominees for election to our board. The Nominating Committee, after consultation with our board chair and the receipt of any nominee recommendations from other directors and/or shareholders, is responsible for identifying and recommending to our board of directors qualified candidates to be nominated for election as directors at our annual shareholders’ meeting or to be appointed by our board to fill vacancies occurring between annual shareholders’ meetings. The invitation to join our board of directors is extended by our board of directors through our board chair.

Suitability of Candidates

In evaluating the suitability of candidates, our board of directors and Nominating Committee consider many factors, including a candidate’s:

¡	General understanding of elements relevant to the success of a publicly traded company in the current business environment;

¡	Understanding of our business; and

¡	Educational and professional background.

Our board of directors and Nominating Committee also consider a candidate’s judgment, competence, anticipated participation in board activities, experience, geographic location, and special talents or personal attributes. The composition of our board of directors should encompass a broad range of skills, expertise, knowledge, and diversity. When evaluating the suitability of an incumbent director for nomination for reelection, our board of directors and Nominating Committee also consider the director’s past performance, including attendance at meetings and participation in and contributions to the activities of our board of directors, as well as the director’s ability to make contributions after any significant change in circumstances (including changes in employment or professional status).

Consideration of Diversity in Nomination Process

Since the company’s inception, our board of directors has had limited opportunities to fill open board positions, given the rights of the Aldabra Majority Holders and Boise Majority Holders to designate members to our board. Our current board has a rich mixture of educational, professional, and experiential diversity. As opportunities to appoint new directors become available in the future, our board of directors will make gender, racial, ethnic, and global diversity a high priority for director recruitment.

Shareholder Nominations for Directors

Given our recent ownership structure and the ability of others to designate members to our board, the Nominating Committee has not yet adopted a written policy regarding shareholder nominations for directors. In accordance with our Bylaws, however, the Nominating Committee will consider shareholder nominations for directors (please refer to the section of this Proxy Statement entitled SOLICITATION OF PROXIES AND VOTING, Shareholder Proposals for Inclusion in Next Year’s Proxy Statement). We did not receive any shareholder nominations or recommendations for director in connection with our 2010 Annual Shareholders’ Meeting.

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Board and Committee Evaluations

Our directors perform an annual self-evaluation of our board of directors, its committees, and each individual director. These evaluations assess the overall effectiveness of our board of directors. The Governance Committee reviews the directors’ responses and provides the full board with a summary. The purpose of the evaluation is to increase the effectiveness of our board, its committees, and its directors.

Code of Ethics for Our Board of Directors

Our board of directors adopted a Code of Ethics that applies not only to our directors but also to all of our employees, including our chief executive officer, chief financial officer, and principal accounting officer. We have a toll-free reporting service available that permits employees to confidentially report violations of our Code of Ethics or other issues of significant concern.

If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we will disclose the amendment or waiver by posting the required information on our website.

You may view a copy of our Code of Ethics by visiting our website at www.boiseinc.com and selecting Investors, Corporate Governance, and then Code of Ethics.

Director Compensation

Employee board members do not receive compensation for their service on our board of directors. Nonemployee board members are entitled to receive the following annual compensation for their board service:

¡	Cash retainer;
¡	Committee membership fees;
¡	Equity award; and
¡	Reimbursement for travel expenses incurred in connection with their duties.

The Governance Committee annually reviews our directors’ compensation and recommends changes, if any, to our board of directors. The Compensation Committee oversees the administration of the directors’ compensation plans.

2009 Director Fees

In 2009, our paid directors received the following compensation for their board service:

2009

Director Fees (Annual):
Cash Retainer	$50,000
Equity Award	$100,000
Board Chair Equity Award (1)	$250,000

Committee Chair Fees (Annual):
Audit	$15,000
Compensation	$10,000
Other Committees	$8,000

Nonchair Committee Membership Fees (Annual):
Audit	$10,000
Compensation	$8,000
Other Committees	$5,000

(1)	This equity award was in addition to the cash retainer, committee chair and membership fees, and the $100,000 regular equity award.

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2009 Director Equity Awards

We believe our director compensation should encourage ownership of the company’s stock. In light of that goal, on March 16, 2009, our paid directors received service-condition vesting awards of restricted stock (2009 Director Restricted Stock) or restricted stock units (2009 Director Restricted Stock Units) as shown in the following table. Directors who received 2009 Director Restricted Stock were required by the terms of the award to include the value of the stock in their 2009 income. Those directors who preferred to include the value of their award in their 2010 income received 2009 Director Restricted Stock Units.

Name	2009 Director Restricted Stock (#)	2009 Director Restricted Stock Units (#)

Carl A. Albert (1)	813,953	—
Jonathan W. Berger (1)	232,558	—
Jack Goldman (1)	232,558	—
Nathan D. Leight (1)	232,558	—
Matthew W. Norton (2)	—	—
Thomas S. Souleles (2)	—	—
W. Thomas Stephens (3)	—	232,558
Jason G. Weiss (1)	232,558	—

(1)	The 2009 Director Restricted Stock awarded to Messrs. Albert, Berger, Goldman, Leight, and Weiss vested in full on March 15, 2010.

(2)	Beginning in 2009, Messrs. Norton and Souleles declined to receive compensation (both cash and equity) for their service on our board of directors. Accordingly, Messrs. Norton and Souleles did not receive a 2009 equity award. Messrs. Norton and Souleles resigned from our board of directors effective January 22, 2010, and February 18, 2010, respectively.

(3)	The 2009 Director Restricted Stock Units awarded to Mr. Stephens represented a contingent right to receive one share of Boise Inc. common stock for each unit. The 2009 Director Restricted Stock Units vested in full on March 15, 2010.

Directors Deferred Compensation Plan

We maintain a “nonqualified” Deferred Compensation Plan offered to our paid directors. The plan is an unfunded plan intended to help participants supplement their retirement income while providing them an opportunity to reinvest a portion of their cash compensation in the company’s overall business performance.

Under the plan, each director who receives cash compensation for board service may elect to defer all or a portion of his or her cash compensation in a calendar year. Amounts deferred are credited with imputed interest at a rate equal to 130% of Moody’s Composite Average of Yields on Corporate Bonds. Participants elect the form and timing of distributions of their deferred compensation balances. Participants may receive payment in cash in a lump sum or in annual installments following their service on our board of directors.

None of our directors elected to defer their cash compensation in 2009 or 2010 under this plan.

No changes are expected to be made to our Directors Deferred Compensation Plan in 2010.

2010 Director Compensation

Our board of directors has approved the following compensation for board service in 2010:

¡	Cash retainer – The annual cash retainer fee remains unchanged;

¡

Committee membership fees – Chair and nonchair committee membership fees for the Audit and Compensation Committees were increased due to greater responsibilities of committee members in these areas; and

¡	Equity awards – Director equity awards for 2010 were approved in the same fixed amounts as were approved for 2009.

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2010 Director Fees

In 2010, our paid directors are entitled to receive the following compensation for their board service:

2010

Director Fees (Annual):
Cash Retainer	$50,000
Equity Award	$100,000
Board Chair Equity Award (1)	$250,000

Committee Chair Fees (Annual):
Audit	$25,000
Compensation	$20,000
Other Committees	$8,000

Nonchair Committee Membership Fees (Annual):
Audit	$17,500
Compensation	$15,000
Other Committees	$5,000

(1)	This equity award is in addition to the cash retainer, committee chair and membership fees, and the $100,000 regular equity award.

2010 Director Equity Awards

Upon recommendation of the Governance Committee, our board of directors approved 2010 equity awards in the form of restricted stock for each nonemployee director valued at $100,000. Mr. Albert also received a $250,000 annual board chair equity award in addition to his $100,000 regular equity award. The number of restricted stock shares awarded to each paid director was determined by dividing $100,000 ($350,000 in the case of Mr. Albert) by our closing stock price on March 15, 2010. These restricted stock awards are service-condition vesting awards, vesting in full on March 15, 2011. Our paid directors are required by the terms of their award to include the value of the restricted stock in their 2010 income.

Name	2010 Director Restricted Stock (#)

Carl A. Albert	64,103
Stanley R. Bell	18,315
Jonathan W. Berger	18,315
Jack Goldman	18,315
Nathan D. Leight	18,315
Heinrich R. (Rudi) Lenz	18,315
W. Thomas Stephens	18,315
Jason G. Weiss	18,315

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Director Compensation Table

The following Director Compensation Table presents compensation information for each of our nonemployee directors for the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	Total ($)

Carl A. Albert	$89,000	$350,000	$—	$439,000

Stanley R. Bell (3)	—	—	—	—

Jonathan W. Berger	80,000	100,000	1,019	181,019

Jack Goldman	81,000	100,000	—	181,000

Nathan D. Leight	50,000	100,000	—	150,000

Heinrich R. (Rudi) Lenz (3)	—	—	—	—

Matthew W. Norton (4)	—	—	—	—

Thomas S. Souleles (4)	—	—	—	—

W. Thomas Stephens	58,000	100,000	—	158,000

Jason G. Weiss	50,000	100,000	—	150,000

(1)	2009 Director Equity Awards – On March 16, 2009, Mr. Albert was awarded, at no cost, 813,953 shares of restricted stock, and Messrs. Berger, Goldman, Leight, and Weiss were each awarded, at no cost, 232,558 shares of restricted stock under the Boise Inc. Incentive and Performance Plan. Also on March 16, 2009, Mr. Stephens was awarded, at no cost, 232,558 restricted stock units under the Boise Inc. Incentive and Performance Plan. The amounts reported for these awards reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. These 2009 director equity awards were all service-condition vesting awards. For further information on these 2009 director equity awards, please refer to the section of this Proxy Statement entitled CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS, Director Compensation, 2009 Director Equity Awards.

(2)	Change in Pension Value – We do not provide our directors with pension benefits.

Nonqualified Deferred Compensation Earnings – None of our paid directors elected to participate in our Directors Deferred Compensation Plan in 2009. The amount reported for Mr. Berger reflects the above-market portion of the interest he earned on compensation he deferred in 2008.

(3)	Messrs. Bell and Lenz joined our board of directors effective January 22, 2010, and February 18, 2010, respectively. Accordingly, they did not receive any compensation (cash or equity) in 2009.

(4)	Beginning in 2009, Messrs. Norton and Souleles declined to receive compensation (both cash and equity) for their service on our board of directors. Messrs. Norton and Souleles resigned from our board of directors effective January 22, 2010, and February 18, 2010, respectively.

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SECURITY OWNERSHIP

Beneficial Ownership of Greater Than 5% of Our Outstanding Common Stock

As of March 15, 2010, we had 84,789,243 shares issued and outstanding. The following table sets forth the actual beneficial ownership of each person owning greater than 5% of our outstanding common stock as of March 15, 2010:

Name and Address of Beneficial Owner and Nature of Beneficial Ownership	Amount of Beneficial Ownership (#) (1)	Percent of Class (%) (2)

Joint Filing By (3)
Brian Taylor (B. Taylor)	6,944,598	8.2%
Pine River Capital Management L.P. (PRCM)
c/o Pine River Capital Management L.P. 601 Carlson Parkway, Suite 330 Minnetonka, MN 55305 And
Nisswa Acquisition Master Fund Ltd. (Nisswa)	6,385,332	7.5%
c/o Pine River Capital Management L.P. 601 Carlson Parkway, Suite 330 Minnetonka, MN 55305

Nathan D. Leight (N. Leight) (4)	4,954,662	5.8%
c/o Terrapin Partners, LLC 60 Edgewater Drive – Unit TSK Coral Gables, FL 33133

Joint Filing By (5)
Katherine R. Hensel (K. Hensel)	4,505,766	5.3%
500 Fifth Avenue, Suite 930 New York, NY 10110 And
Barry G. Haimes (B. Haimes)	3,446,845	4.1%
500 Fifth Avenue, Suite 930 New York, NY 10110 And
Sage Master Investments Ltd. (Sage Master)	3,326,745	3.9%
c/o Appleby Corporate Services (Cayman) Ltd. Clifton House, 75 Fort Street PO Box 1350 Grand Cayman KY1-1108, Cayman Islands And
Sage Opportunity Fund (QP), L.P. (QP Fund)
Sage Asset Management, L.P. (SAM)
Sage Asset Inc. (Sage Inc.)
500 Fifth Avenue, Suite 930 New York, NY 10110

(1)	For purposes of this table, a person is considered to “beneficially own” any shares with respect to which they exercise sole or shared voting or investment power or as to which they have the right to acquire the beneficial ownership within 60 days of March 15, 2010.

(2)	“Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the company on March 15, 2010. This calculation includes the number of shares such person has the right to acquire within 60 days of March 15, 2010.

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(3)	Pursuant to Schedule 13G, Amendment No. 2, dated January 15, 2010, and filed with the SEC on January 15, 2010:

	Voting Power		Investment Power
Name	Sole	Shared	Sole	Shared

B. Taylor	0	6,944,598	0	6,944,598
PRCM	0	6,944,598	0	6,944,598
Nisswa	0	6,385,332	0	6,385,332

(4)	Pursuant to Schedule 13D, Amendment No. 2, dated December 29, 2009, and filed with the SEC on December 29, 2009, and Form 4 dated March 16, 2010, and filed with the SEC on March 16, 2010:

	Voting Power		Investment Power
Name	Sole	Shared	Sole	Shared

N. Leight	4,954,662	0	4,954,662	0

Shares include Mr. Leight’s 1,502,900 warrants, which are currently exercisable but had not been exercised as of March 15, 2010, and 18,315 shares of service-condition vesting restricted stock awarded to Mr. Leight on March 15, 2010, as his 2010 director equity award.

(5)	Pursuant to Schedule 13G dated March 5, 2010, and filed with the SEC on March 5, 2010:

	Voting Power		Investment Power
Name	Sole	Shared	Sole	Shared

K. Hensel	1,179,021	3,326,745	1,179,021	3,326,745
B. Haimes	120,100	3,326,745	120,100	3,326,745
Sage Master	0	3,326,745	0	3,326,745
QP Fund	0	3,326,745	0	3,326,745
SAM	0	3,326,745	0	3,326,745
Sage Inc.	0	3,326,745	0	3,326,745

Collectively, K. Hensel, B. Haimes, Sage Master, QP Fund, SAM, and Sage Inc. beneficially own 4,625,866 shares of the company’s common stock, which constitutes 5.5% of all of the issued and outstanding shares of the company’s common stock as of March 15, 2010.

K. Hensel beneficially owns 3,326,745 shares of the company’s common stock individually owned by Sage Master, solely in her capacity as a controlling person of Sage Inc., and an additional 1,179,021 shares of the company’s common stock that she individually beneficially owns personally (consisting of 483,621 shares of the company’s common stock and warrants exercisable for 695,400 shares of the company’s common stock).

B. Haimes beneficially owns 3,326,745 shares of the company’s common stock individually owned by Sage Master, solely in his capacity as a controlling person of Sage Inc., and an additional 120,100 shares of the company’s common stock that he individually beneficially owns personally (consisting of 62,800 shares of the company’s common stock and warrants exercisable for 57,300 shares of the company’s common stock).

Sage Master individually beneficially owns 3,326,745 shares of the company’s common stock, consisting of: (i) 1,590,945 shares of the company’s common stock and (ii) warrants exercisable for 1,735,800 shares of the company’s common stock.

QP Fund, solely in its capacity as the controlling shareholder of Sage Master, beneficially owns 3,326,745 shares of the company’s common stock individually beneficially owned by Sage Master.

SAM, solely in its capacity as investment manager of Sage Master, beneficially owns 3,326,745 shares of the company’s common stock individually beneficially owned by Sage Master.

Sage Inc., solely in its capacity as the general partner of SAM, beneficially owns 3,326,745 shares of the company’s common stock individually beneficially owned by Sage Master.

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Beneficial Ownership of Our Directors and Executive Officers

As of March 15, 2010, we had 84,789,243 shares issued and outstanding. The following table sets forth, as of March 15, 2010, the actual beneficial ownership of our outstanding common stock by:

¡	Each of our directors;

¡	Each of our named executive officers; and

¡	All of our directors and executive officers as a group.

None of these shares are pledged as security for any obligation (such as pursuant to a loan arrangement or agreement or a margin account agreement).

Name and Address of Beneficial Owner and Nature of Beneficial Ownership	Amount of Beneficial Ownership (#) (1)	Percent of Class (%) (2)

Carl A. Albert (3)	1,128,056	1.3%
Stanley R. Bell (4)	18,315	*	%
Jonathan W. Berger (5)	353,973	*	%
Jack Goldman (6)	300,773	*	%
Nathan D. Leight (7)	4,954,662	5.8%
Heinrich R. Lenz (8)	18,315	*	%
W. Thomas Stephens (9)	286,973	*	%
Jason G. Weiss (10)	3,998,405	4.7%
Alexander Toeldte (11)	1,890,139	2.2%
Robert M. McNutt (12)	587,386	*	%
Jeffrey P. Lane (13)	614,000	*	%
Robert E. Strenge (14)	47,758	*	%
Robert A. Warren (15)	55,648	*	%
All directors and executive officers as a group (15 persons) (16)	14,565,199	17.2%

* Less than 1%

(1)	For purposes of this table, a person is considered to “beneficially own” any shares with respect to which they exercise sole or shared voting or investment power or as to which they have the right to acquire the beneficial ownership within 60 days of March 15, 2010.

(2)	“Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the company on March 15, 2010. This calculation includes the number of shares such person has the right to acquire within 60 days of March 15, 2010.

(3)	Mr. Albert’s business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, ID 83702. Mr. Albert’s shares are held as follows: 974,256 shares held directly; 23,800 shares held indirectly by the Albert-Schaefer Trust; and 130,000 shares held indirectly by the Carl A. Albert Trust.

(4)	Mr. Bell’s business address is c/o Boise Cascade Holdings, L.L.C., 1111 West Jefferson Street, Suite 300, Boise, ID 83702. Mr. Bell’s shares are all held directly.

(5)	Mr. Berger’s business address is c/o Tellurian Partners, LLC, 1170 Peachtree Street, NE, Atlanta, GA 30309. Mr. Berger’s shares are held as follows: 343,973 shares held directly; and 10,000 warrants held directly, which are currently exercisable but had not been exercised as of March 15, 2010.

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(6)	Mr. Goldman’s business address is c/o Theodora, Oringher, Miller & Richman, P.C., 10880 Wilshire Boulevard, Suite 1700, Los Angeles, CA 90024. Mr. Goldman’s shares are held as follows: 286,973 shares held directly; and 13,800 shares held indirectly in an individual retirement account.

(7)	Mr. Leight’s business address is c/o Terrapin Partners, LLC, 60 Edgewater Drive – Unit TSK, Coral Gables, FL 33133. Mr. Leight’s shares are held as follows: 3,441,762 shares held directly; 10,000 shares held indirectly in an individual retirement account; and 1,502,900 warrants held directly, which are currently exercisable but had not been exercised as of March 15, 2010.

(8)	Mr. Lenz’s business address is c/o Sun Chemical Corporation, 35 Waterview Boulevard, Parsippany, NJ 07054. Mr. Lenz’s shares are all held directly.

(9)	Mr. Stephens’ business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, ID 83702. Mr. Stephens’ shares are all held directly.

(10)	Mr. Weiss’s business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, ID 83702. Mr. Weiss’s shares are held as follows: 286,973 shares held directly; 1,130,699 shares held indirectly by the Jason G. Weiss Revocable Trust; 1,395,733 shares held indirectly by the Weiss Family Trust; and 1,185,000 warrants held indirectly by the Jason G. Weiss Revocable Trust, which are currently exercisable but had not been exercised as of March 15, 2010.

(11)	Mr. Toeldte’s business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, ID 83702. Mr. Toeldte’s shares are held as follows: 1,850,139 shares held directly; and 40,000 shares held indirectly by the Toeldte Family Revocable Trust.

(12)	Mr. McNutt’s business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, ID 83702. Mr. McNutt’s shares are held as follows: 577,386 shares held directly; and 10,000 shares held indirectly in Mr. McNutt’s 401(k) account.

(13)	Mr. Lane’s business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, ID 83702. Mr. Lane’s shares are all held directly.

(14)	Mr. Strenge’s business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, ID 83702. Mr. Strenge’s shares are all held directly.

(15)	Mr. Warren’s business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, ID 83702. Mr. Warren’s shares are all held directly.

(16)	Included in this total amount are shares held by the company’s two remaining executive officers – Samuel K. Cotterell, vice president and controller, and Judith M. Lassa, vice president, Packaging. The business address for Mr. Cotterell and Ms. Lassa is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, ID 83702. Mr. Cotterell holds 22,154 shares, all of which are held directly. Ms. Lassa holds 288,642 shares, all of which are held directly.

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Securities Authorized for Issuance Under Our Equity Compensation Plan as

of December 31, 2009

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b) (2)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by securityholders (1)	8,214,843	$	N/A	8,326,464

Equity compensation plans not approved by securityholders	N/A		N/A	N/A

Total	8,214,843	$	N/A	8,326,464

(1)	Our shareholders approved the Boise Inc. Incentive and Performance Plan (BIPP) at a special shareholders meeting held on February 5, 2008. We have 17,175,000 shares of the company’s common stock reserved for issuance under the BIPP. Thirteen officers, 51 other employees, and 6 nonemployee directors have received restricted stock or restricted stock unit awards under the BIPP. These awards are reflected in column (a) above. For further information on the BIPP, please refer to the section of this Proxy Statement entitled PROPOSALS TO BE VOTED ON, Proposal No. 2.

(2)	Because there is no exercise price associated with the restricted stock and restricted stock units that were awarded under the BIPP, a weighted average exercise price calculation for the restricted stock and restricted stock units cannot be made.

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EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

Messrs. Albert, Goldman, Souleles, and Stephens served on the Compensation Committee of the board of directors of Boise Inc. during the last completed fiscal year. Mr. Souleles resigned from our board of directors and the Compensation Committee effective February 18, 2010. Mr. Berger was appointed as chair of the Compensation Committee effective February 18, 2010.

None of the members of the Compensation Committee is now or was previously an officer or employee of the company. None of the company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the company’s board of directors or the Compensation Committee.

Compensation Committee Report

Dear Fellow Shareholders:

The Compensation Committee of the board of directors of Boise Inc. has reviewed and discussed the following Compensation Discussion and Analysis with the company’s management. Based on this review and discussion, the Compensation Committee has recommended to the company’s board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully submitted,

The Compensation Committee

Thomas S. Souleles, Past Committee Chair

Jonathan W. Berger, Current Committee Chair

Carl A. Albert

Jack Goldman

W. Thomas Stephens

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation practices at Boise Inc. Throughout this section, we refer to the company’s named executive officers, who are as follows:

¡	Alexander Toeldte, President and Chief Executive Officer

¡	Robert M. McNutt, Senior Vice President and Chief Financial Officer

¡	Jeffrey P. Lane, Senior Vice President and General Manager, Packaging

¡	Robert E. Strenge, Senior Vice President, Manufacturing

¡	Robert A. Warren, Senior Vice President and General Manager, Paper and Supply Chain

Executive Compensation Philosophy and Objectives

The company’s compensation programs are built around four primary objectives:

¡	Closely align compensation with the company’s performance on both a short- and long-term basis;

¡	Link compensation to each officer’s individual performance;

¡	Attract, motivate, reward, and retain management talent critical to achieving the company’s business goals; and

¡	Encourage officers to own the company’s stock.

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The company began operations on February 22, 2008, and since that time, two factors have had major influences on its compensation programs and decisions:

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First, when the company acquired the paper, packaging, and newsprint assets of Boise Cascade, it agreed to maintain, for at least one year following the acquisition (Acquisition), executive compensation and benefits at levels substantially comparable to the levels of executive compensation and benefits maintained by Boise Cascade. Accordingly, the company based its executive compensation programs for 2008 and a portion of 2009 largely on those programs maintained by Boise Cascade.

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Second, in both 2008 and 2009, the company’s compensation programs have been challenged by the difficult economic conditions in North America and around the globe. Despite meeting significant operating challenges and many of the financial targets, the named executive officers received no short-term incentive pay in 2009 for 2008 performance, due to overall affordability considerations. Further, since the company’s stock became listed on the NYSE on February 25, 2008, its stock price has fallen from $7.95 per share to $0.24 per share at its lowest point. Although the company has seen dramatic increases in its stock price since mid 2009, the overall pricing levels have greatly diminished the value of the equity awards the company has granted to its named executive officers. Further, like most of the company’s other salaried employees, the named executive officers have seen other elements of compensation and benefits diminish, including the freezing of salaries for 2009 and the freezing of the defined benefit pension plan. These developments, while understandable given the ailing economy, make it more difficult to achieve the company’s compensation objectives.

How the Company Designs Its Executive Compensation Programs

The company’s board of directors has ultimate responsibility for approving the company’s executive compensation programs. The Compensation Committee of the board assists the board in fulfilling these responsibilities.

The company’s executive compensation program has three key elements:

¡	Base salary;

¡	Short-term incentive compensation under the Boise Inc. Incentive and Performance Plan; and

¡	Long-term incentive compensation under the Boise Inc. Incentive and Performance Plan.

In addition, the company offers a number of other programs and benefits to its named executive officers, including retirement and health benefits and a deferred compensation plan.

The Compensation Committee believes a combination of these elements supports the company’s compensation objectives. The long-term nature of the company’s equity awards aligns the interests of its named executive officers with those of the company’s shareholders and promotes the retention of its named executive officers. The company also believes that as its named executive officers achieve higher levels of responsibility, a greater percentage of their pay should be at risk, with base salary representing a lower percentage of total compensation as responsibility levels increase.

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Benchmarking

The Compensation Committee regularly reviews compensation paid to executives in other comparable companies to make decisions regarding appropriate compensation levels. In the past, the Compensation Committee has used data primarily from Hewitt Associates (Hewitt), a widely recognized compensation consulting firm, to make these decisions.

Because of last year’s unprecedented economic challenges, and the general decision to freeze salaries, the company has not conducted executive compensation benchmarking since the company began operations in 2008. The Compensation Committee, however, will undertake an executive compensation review in 2010 based on a study begun in the fourth quarter of 2009.

For the 2010 compensation analysis, the Compensation Committee has worked with the company’s management and Hewitt to develop a custom peer group to be used for comparison purposes. The peer group includes industry competitors, companies with whom it competes for executive talent, and those that share the company’s structural complexity or strategic focus. The company’s custom peer group is:

¡	AptarGroup, Inc.
¡	Avery Dennison Corporation
¡	Bemis Company, Inc.*
¡	Buckeye Technologies Inc.*
¡	Cenveo, Inc.
¡	Domtar Corp.*
¡	Graphic Packaging Holding Company*
¡	Greif, Inc.
¡	MeadWestvaco Corporation*
¡	Micron Technology, Inc.
¡	Nalco Holding Company
¡	Neenah Paper, Inc.*
¡	Olin Corporation
¡	Packaging Corp. of America*
¡	P.H. Glatfelter Company*
¡	Rayonier Inc.
¡	Rock-Tenn Company*
¡	Schweitzer-Mauduit International, Inc.*
¡	Solutia Inc.
¡	Sonoco Products Company*
¡	Temple-Inland Inc.*
¡	Verso Paper Corp.*
¡	Wausau Paper Corp.*

Since the company competes for executive talent with a broad range of companies and industries, the companies included in the custom peer group for compensation purposes are not necessarily the same as companies included in the peer group used in the company’s performance graph in its Annual Report on Form 10-K.

The Compensation Committee also requested that Hewitt develop a subset of the custom peer group that included only paper and packaging companies. This subset was created to compare the compensation within the subset of peer companies with the custom peer group as a whole. The subset data will be used, along with the entire peer group data, as a benchmark against which the company will make salary and short- and long-term incentive compensation recommendations for the named executive officers. The companies included in the subset peer group are indicated by an asterisk(*).

In addition to compensation data gathered through the peer group comparisons, the company will also use a broad Hewitt survey to benchmark compensation for a wide number of positions, including those of the named executive officers. This survey includes a general industry group consisting of 93 companies. The median annual revenue for this group is $2.6 billion. The survey uses a proprietary methodology for valuing compensation, and it measures, among other things, base salary, short-term cash incentives (actual and targets), and long-term incentives. Hewitt applies a regression analysis to its data to account for variations in company size.

The company’s philosophy is to target salary and short- and long-term incentive compensation, collectively, for each named executive officer at the 50th percentile of the market data. The company, however, also takes into account each named executive officer’s performance, level of experience, and contributions to the company’s goals and objectives when making final compensation decisions. The 50th percentile (median) of the market data for the peer groups is used because it represents a competitive target at which the company believes it can effectively recruit, reward, and retain executive talent.

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Executive Compensation Consultant

The Compensation Committee independently retains Hewitt to assist the Committee in its deliberations regarding executive compensation. The company also retains Hewitt to assist with various compensation and short- and long-term incentive plan matters. Hewitt does not provide any services such as health and welfare benefits consulting or 401(k) consulting. Payments made to Hewitt in 2009 are as follows:

Services Provided	2009 Payments ($)

Executive compensation consulting services provided to the Compensation Committee	$11,079

Executive compensation consulting services provided to management	$47,379

Neither the Compensation Committee nor the company rely on Hewitt to recommend specific levels of total pay or any specific element of compensation to the named executive officers. Those recommendations are developed by management and then presented to the Compensation Committee for consideration.

Executive Compensation Program Elements

Base Salary

The Compensation Committee believes a greater percentage of the compensation of the named executive officers should be “at risk” than other employees because of the officers’ significant influence over the company’s ability to meet its goals and objectives; however, the Compensation Committee also believes the named executive officers’ compensation should contain a stable, base salary component to attract, motivate, reward, and retain management talent.

The Compensation Committee reviews base salaries for the named executive officers annually and at the time of promotions or other changes in responsibilities.

Generally, merit increases were not awarded to the company’s employees in 2009 given the challenging economic environment; however, limited exceptions were made to provide salary increases for promotions and when critical inequities were identified. Mr. Warren, one of the company’s named executive officers, received a 2009 salary increase from $300,000 to $325,000 to reflect his increased responsibilities for the performance of the company’s Paper segment and supply chain management, as well as his exceptional individual performance. Mr. Warren was the only named executive officer who received a salary increase in 2009.

For 2010, the Compensation Committee will again consider each named executive officer’s role and level of responsibility. In addition, the Compensation Committee will use the benchmarking data described previously as part of its analysis to assist in determining base salaries for the named executive officers.

Short-Term Incentive Compensation

The Compensation Committee establishes annual variable, or short-term, incentive compensation, in the form of a cash award, to tie a portion of annual compensation to the company’s annual performance objectives. Each year, the Compensation Committee establishes objective performance criteria the company must meet for cash awards to be paid (establishing minimum, target, and maximum payout levels for each type of performance criteria), a target incentive payout for each named executive officer that is expressed as a percentage of salary, and other terms and conditions of awards. A description of each of these components follows. No short-term incentive awards are earned or paid unless the minimum performance criteria are achieved and the company meets the financial affordability standard. The Compensation Committee typically approves short-term

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incentive award criteria in February to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which requires that performance metrics be set within 90 days of the commencement of the performance period. Compliance with Section 162(m) enables the awards to qualify as “performance-based” compensation and allows the awards to be tax-deductible by the company.

2009 Short-Term Incentive Awards

The 2009 short-term incentive awards were based on the attainment of financial goals and safety objectives. A financial goal was chosen as the key metric because it focused the company’s leaders on the primary driver of shareholder value. Safety was chosen as a goal to reinforce the company’s commitment to an incident-free workplace. While the company is proud of its locations that have achieved zero accidents and incidents, until the entire company reaches that goal, the company’s safety performance is not good enough. The company believes every employee, including its most senior leaders, must fully participate to keep its work environment safe.

The awards were calculated as a percentage of base salary, based on the extent to which the financial goals and safety objectives were met during the year. For the named executive officers, the major performance target was corporate incentive cash flow. Incentive Cash Flow (ICF) is the company’s earnings before interest, taxes, depreciation, depletion, and amortization (EBITDA), less a working capital charge of 15% per year, times the company’s average operating working capital balance. The 2009 corporate ICF target was $217 million. If this target was achieved, the anticipated payout would be one times target. The company’s corporate plan provided a payout only if ICF reached a minimum of $183 million, which would provide a payout of 0.55 times target. The company would have attained a maximum payout (2.25 times target) under the corporate plan if ICF reached $309 million. The company’s 2009 corporate safety goal for a one times payout was a 1.8 recordable incident rate (RIR). There would be no payout on the safety goal if the company’s RIR was greater than 2.0.

Corporate ICF for 2009 was $378 million and the company achieved a corporate safety RIR of 1.33. A portion of the company’s ICF was comprised of earnings resulting from alternative fuel mixture credits, which permitted a refundable excise tax credit for the production and use of alternative biofuel mixtures. Because the Compensation Committee believed these credits resulted in corporate ICF that was not entirely representative of operating performance, it reduced the awards to the named executive officers from a calculated award of 2.25 times target to an award of 1.65 times target.

The following table sets forth the 2009 short-term incentive objectives, as well as the target and actual incentive payouts for each of the named executive officers:

Name	2009 Financial Goals and Safety Objectives	2009 Target Incentive Payout (% of Salary)	2009 Actual Incentive Payout (% of Salary)

Alexander Toeldte	90% corporate ICF 10% safety based on corporate RIR	100%	165.00%

Robert M. McNutt	90% corporate ICF 10% safety based on corporate RIR	65%	107.25%

Jeffrey P. Lane	90% corporate ICF 10% safety based on corporate RIR	65%	107.25%

Robert E. Strenge	90% corporate ICF 10% safety based on corporate RIR	65%	107.25%

Robert A. Warren	90% corporate ICF 10% safety based on corporate RIR	65%	107.25%

2010 Short-Term Incentive Awards

The 2010 short-term incentive compensation program will be based on similar financial goals and safety objectives as were in place for 2009.

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Long-Term Incentive Compensation

The Compensation Committee believes equity awards encourage ownership of the company’s stock by the named executive officers, which in turn aligns the interests of those officers with the interests of the company’s shareholders. In addition, the vesting provisions applicable to the equity awards help retain the named executive officers and reward the achievement of long-term business objectives that benefit the company’s shareholders. If it chooses to make an award, it is the Compensation Committee’s practice to award long-term equity incentives on March 15. If March 15 falls on a weekend or holiday, then the grant date is the next business day.

The Boise Inc. Incentive and Performance Plan permits awards of restricted stock, restricted stock units, performance stock, performance units, stock appreciation rights (SARs), and stock options (including performance-based or indexed stock options) to the named executive officers. The plan gives the Compensation Committee flexibility in choosing among these awards to provide competitive long-term incentive compensation.

2009 Equity Awards

On March 15, 2009, the named executive officers received long-term equity incentive awards as shown in the following table. The 2009 equity awards consisted entirely of service-condition vesting restricted stock or restricted stock units. Twenty percent of the shares or units vested on March 15, 2010; 20% will vest on March 15, 2011; and the remaining 60% will vest on March 15, 2012. The named executive officers who were eligible for retirement on or before March 15, 2012, received restricted stock units in lieu of restricted stock. In its decision to make all of the 2009 equity awards service-condition vesting rather than market-condition vesting, the Compensation Committee considered the reduced probability that the market-condition vesting restricted stock and restricted stock units awarded in 2008 would vest given that the company’s shares were trading near their historic low.

Determining equity award targets and values was challenging in 2009 for two reasons:

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First, as previously noted, the Compensation Committee did not conduct executive compensation benchmarking because of the year’s unprecedented economic challenges and the general decision to freeze salaries; and

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Second, the company’s share price was extremely depressed and, thus, trying to provide an equity award based on a market-competitive economic value would have resulted in substantial dilution. The Compensation Committee decided to provide an equity award to all officers and senior management participating in the long-term incentive program equal to 5% of the company’s outstanding shares in the aggregate, which equity award totaled 3,864,000 shares. The named executive officers received 54.6% of the total amount of these equity awards. Because the share price at the time of these equity awards was historically low, the Compensation Committee believed these awards would provide strong upside potential.

Name	2009 Restricted Stock (#)	2009 Restricted Stock Units (#)

Alexander Toeldte	960,000	—

Robert M. McNutt	398,500	—

Jeffrey P. Lane	230,000	—

Robert E. Strenge	—	230,000

Robert A. Warren	—	290,000

2010 Equity Awards

Given the large equity awards granted in 2009, after consideration, the Compensation Committee determined it would not grant any long-term incentive awards to the named executive officers in 2010.

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Retirement and Health Benefits

The company offers pension benefits to qualifying named executive officers. Those pension benefits include a salaried defined pension benefit plan (Salaried Pension Plan), a supplemental pension plan (SUPP), and a supplemental early retirement plan (SERP). The following table reflects the named executive officers eligible to participate in each pension benefit plan.

Name	Salaried Pension Plan	SUPP	SERP

Alexander Toeldte	No	No	No

Robert M. McNutt	Yes	Yes	No

Jeffrey P. Lane	No	No	No

Robert E. Strenge	Yes	Yes	Yes

Robert A. Warren	Yes	Yes	No

Pension Plan Freeze

The Salaried Pension Plan, SUPP, and SERP, each described in the following sections, were frozen effective April 15, 2009. Messrs. McNutt, Strenge, and Warren will keep the benefits they earned up to that point but no additional benefits are earned after April 14, 2009.

Salaried Pension Plan

Messrs. McNutt, Strenge, and Warren are eligible to participate in the company’s Salaried Pension Plan. The Salaried Pension Plan is a plan for all salaried employees who were former employees of OfficeMax Incorporated (formerly Boise Cascade Corporation) prior to November 1, 2003.

The Salaried Pension Plan entitles each vested employee to receive a pension benefit at normal retirement age equal to 1.25% of the average of the highest five consecutive years of compensation out of the last ten years of employment, calculated as of April 14, 2009, multiplied by the employee’s years of service through December 31, 2003, plus 1% of the average of the highest five consecutive years of compensation out of the last ten years of employment, calculated as of April 14, 2009, multiplied by the employee’s years of service after December 31, 2003, through April 14, 2009. Under the Salaried Pension Plan, “compensation” is defined as the employee’s base salary plus any amounts earned under the company’s variable incentive compensation programs. Benefits are computed on a straight-life annuity basis and are not offset by Social Security or other retirement-type benefits.

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Supplemental Pension Plan (SUPP)

Messrs. McNutt, Strenge, and Warren are eligible to participate in the company’s SUPP. The SUPP is a plan for salaried employees who were former employees of OfficeMax Incorporated (formerly Boise Cascade Corporation) prior to November 1, 2003.

If an employee is entitled to a greater benefit under the Salaried Pension Plan’s formula than the Internal Revenue Code allows for tax-qualified plans, the excess benefits will be paid from the company’s general assets under the company’s unfunded SUPP. The SUPP also provides payments to the extent that participation in the company’s deferred compensation plan has the effect of reducing an individual’s pension benefit under the qualified plan.

Supplemental Early Retirement Plan (SERP)

Mr. Strenge is the only named executive officer eligible to participate in the company’s SERP. The SERP entitles pension-eligible elected officers to receive an early retirement benefit equal to the benefit calculated at age 65 under the Salaried Pension Plan without reduction due to the officer’s early retirement. This pension benefit is unfunded and is paid from the company’s general assets. Eligible elected officers are those who:

¡	Are 55 years old or older, if elected by OfficeMax (formerly Boise Cascade Corporation) prior to June 1, 2004;

¡	Are 58 years old or older, if elected on or after June 1, 2004, and prior to October 29, 2004 (the SERP was closed to new entrants as of October 29, 2004);

¡	Have ten or more years of service;

¡	Have served as an elected officer for at least five full years; and

¡	Retire before age 65.

For further information on the company’s Salaried Pension Plan, SUPP, and SERP, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Tables, Summary Compensation Table and Pension Benefits Table.

Health Benefits

The company offers health benefits to all its employees. The company pays a significant portion of the benefit cost for all employees. Previously, highly compensated employees paid a greater portion than did employees at lower compensation levels. The provision requiring a higher payment by highly compensated employees was removed effective January 1, 2010. The company does not offer supplemental health benefits to its named executive officers.

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Deferred Compensation Plan

The named executive officers are eligible to participate in the company’s “nonqualified” Deferred Compensation Plan. The plan is an unfunded plan intended to help participants supplement their retirement income while providing them an opportunity to reinvest a portion of their compensation in the company’s overall business performance.

Each year, participants may irrevocably elect to defer receipt of a portion of their base salary and incentive compensation. A participant’s account is credited with imputed interest at a rate equal to 130% of Moody’s Composite Average of Yields on Corporate Bonds. In addition, participants may elect to receive their company contributions in the company’s Deferred Compensation Plan in lieu of any contributions in the company’s 401(k) Savings Plan, as described below:

Through April 15, 2009, the company’s contribution to the 401(k) Savings Plan was:

¡	A regular match equal to $0.70 on the dollar up to the first 6% of eligible compensation; plus

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For employees hired or rehired on or after November 1, 2003, a discretionary match that was announced annually and could vary from year to year but would be no more than $0.30 on the dollar up to the first 6% of eligible compensation. This match was provided only to those eligible employees who were employed by the company on the last day of the plan year (December 31).

Effective April 16, 2009, the company’s contribution to the 401(k) Savings Plan is:

¡	Base Company Contribution – The company contributes the equivalent of 3% of a participant’s eligible compensation to his or her account; plus

¡	Matching Company Contribution – The company matches $0.50 for each $1.00 a participant contributes up to the first 3% of his or per pay; plus

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Discretionary Matching Company Contribution – The company intends to provide a discretionary match of $0.50 for each $1.00 a participant contributes to the plan up to the first 3% of pay. The actual amount of the discretionary match may vary from year to year, depending on the company’s financial performance and, thus, the affordability of the match. The company will announce at the end of each year whether a discretionary match will be made and, if so, in what amount.

Participants elect the form and timing of distributions of their deferred compensation balances. Participants may receive payment in cash in a lump sum or in annual installments over a specified period of years following the termination of their employment with the company.

None of the named executive officers elected to defer any of their 2009 compensation under this plan. Mr. Warren is the only named executive officer who elected to participate in this plan in 2010, but he did not elect to have the company contribution put into the plan.

No changes are expected to be made to the company’s Deferred Compensation Plan in 2010.

For further information on the company’s Deferred Compensation Plan, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Tables, Summary Compensation Table and Nonqualified Deferred Compensation Table.

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Supplemental Life Plan

Mr. Strenge is the only named executive officer eligible to participate in the company’s Supplemental Life Plan. The plan is for elected officers who were officers of OfficeMax Incorporated (formerly Boise Cascade Corporation) prior to July 31, 2003.

The plan provides participants with an insured death benefit during employment and, in limited cases, after retirement. Participants in the Supplemental Life Plan can purchase a life insurance policy from a designated insurance carrier, with policy premiums to be paid by the company as described in the plan. The plan provides the participant with a target death benefit equal to two times his or her base salary while employed by the company and a target postretirement death benefit equal to one times his or her final base salary, both of which are less any amount payable under the company’s group term life insurance policy.

No changes are expected to be made to the company’s Supplemental Life Plan in 2010.

For further information on the company’s Supplemental Life Plan, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Tables, Summary Compensation Table.

Financial Counseling Program for Officers

The named executive officers are eligible to participate in the company’s Financial Counseling Program for Officers. The program provides participants up to $5,000 per calendar year for financial counseling services. The participants may carry over unused amounts, up to one year’s allowance, from one year to the next. Under the program, a participant may spend his or her allowance on investment planning, tax preparation, tax planning and compliance, or estate planning. Since the expenses of these services are generally not deductible for federal income tax purposes, the participant receives a cash gross-up payment on reimbursed charges. The gross-up payment helps cover the tax on the payment for services and the tax on the tax payment. The current gross-up is 39% based on a 28% federal tax rate. The gross-up payment is also deducted from the participant’s annual allowance. Money paid on a participant’s behalf by the company for these services and gross-up payments is taxable and is reported in his or her W-2 earnings on a monthly basis.

No changes are expected to be made to the Financial Counseling Program for Officers in 2010.

For further information on the company’s Financial Counseling Program for Officers, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Tables, Summary Compensation Table.

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Agreements With, and Potential Payments to, Named Executive Officers

The following summaries provide a description of the severance agreements the company has entered into with its named executive officers. These agreements provide severance benefits and protect other benefits the named executive officers have already earned or reasonably expect to receive under the company’s employee benefit plans. The named executive officer will receive the benefits provided under the agreement if the named executive officer’s employment is terminated other than for cause or disability (as defined in the agreement) or if the named executive officer terminates employment after the company takes actions (as specified in the agreement) that adversely affect the named executive officer.

These severance agreements help to ensure the company will have the benefit of the named executive officers’ services without distraction in the face of future potential changes. The company’s board of directors believes the agreements are in the best interests of the company and its shareholders.

These agreements formerly provided that upon a qualifying termination, the officer would receive a multiple of his or her base salary plus target short-term incentive. Pursuant to a notice issued by the IRS, when an agreement (such as these severance agreements) provides for payment of an amount linked to a performance-based bonus without requiring achievement of the performance goals, the performance-based bonus itself may not qualify as performance-based compensation under Internal Revenue Code 162(m). To avoid this consequence, these agreements were recently amended to remove the reference to target short-term incentive and to provide instead for a multiple of base salary, without regard to target short-term incentive. These amendments did not change the economic benefit to the named executive officers.

For further information on the severance agreements the company has entered into with its named executive officers, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Tables, Severance Tables.

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Alexander Toeldte

Pursuant to the terms of Mr. Toeldte’s severance agreement dated February 6, 2008, as amended February 18, 2010, if he voluntarily terminates employment with good reason or his employment is involuntarily terminated without cause, as defined in his severance agreement, and subject to his execution of a valid release of employment- related claims, Mr. Toeldte will be entitled to severance pay equal to 4 times his annual base salary at the rate in effect at the time he receives a notice of termination. To the extent not already paid, Mr. Toeldte will receive a lump-sum amount equal to the value of his unused and accrued time off, less any advanced time off. Mr. Toeldte will also receive a lump-sum payment equal to (a) 36 times the monthly group premium for healthcare, disability, and accident insurance plans, plus (b) three times the annual allowance for financial counseling services. The severance agreement also imposes confidentiality and nondisparagement provisions on Mr. Toeldte, as well as a nonsolicitation provision that will continue for one year after his employment terminates.

Robert M. McNutt, Jeffrey P. Lane, Robert E. Strenge, and Robert A. Warren

Pursuant to the terms of the severance agreements dated February 25, 2008, as amended February 18, 2010, with Messrs. McNutt, Strenge, and Warren and the severance agreement dated April 30, 2008, as amended February 18, 2010, with Mr. Lane, if these officers voluntarily terminate employment with good reason or their employment is involuntarily terminated without cause, as defined in their severance agreements, and subject to their execution of a valid release of employment-related claims, Mr. McNutt will be entitled to severance pay equal to 3 times his annual base salary at the rate in effect at the time he receives a notice of termination, and Messrs. Lane, Strenge, and Warren will be entitled to severance pay equal to 1.65 times their annual base salary at the rate in effect at the time they receive a notice of termination. To the extent not already paid, they will receive a lump-sum amount equal to the value of their unused and accrued time off, less any advanced time off. The company will maintain group insurance coverage (healthcare, disability, term life, and accident) and financial counseling services for 12 months following their date of termination, subject to the officer’s payment of any applicable premium at the active employee rate. The company will also continue to pay the company-paid premium under the Supplemental Life Plan (if the officer was a participant in such plan) for 12 months.

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Compensation Tables

The following Summary Compensation Table presents:

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Alexander Toeldte – Compensation information for the fiscal years ended December 31, 2009 and 2008, for Mr. Toeldte, who has served as the company’s president and chief executive officer following the closing of the Acquisition on February 22, 2008.

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Robert M. McNutt – Compensation information for the fiscal years ended December 31, 2009 and 2008, for Mr. McNutt, who has served as the company’s senior vice president and chief financial officer following the closing of the Acquisition on February 22, 2008.

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Jeffrey P. Lane, Robert E. Strenge, and Robert A. Warren – Compensation information for the fiscal years ended December 31, 2009 and 2008, for Messrs. Lane, Strenge, and Warren, the company’s three most highly compensated executive officers other than Messrs. Toeldte and McNutt.

These executive officers are referred to as named executive officers elsewhere in this Proxy Statement.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($) (3)

Alexander Toeldte	2009	$793,940	$—	$412,800	$1,319,992	$2,737	$25,530	$2,554,999
President and Chief Executive Officer	2008	672,918	—	2,398,780	—	767	57,359	3,129,824

Robert M. McNutt	2009	349,334	—	171,355	377,518	39,711	10,562	948,480
Senior Vice President and Chief Financial Officer	2008	296,084	—	525,130	—	130,693	2,264	954,171

Jeffrey P. Lane	2009	377,122	—	98,900	407,548	958	53,026	937,554
Senior Vice President and General Manager, Packaging	2008	237,500	150,000	624,966	—	232	65,943	1,078,641

Robert E. Strenge	2009	297,728	—	98,900	321,748	46,117	20,684	785,177
Senior Vice President, Manufacturing	2008	250,000	50	263,341	—	629,165	117,539	1,260,095

Robert A. Warren	2009	315,247	—	124,700	348,560	51,891	12,587	852,985
Senior Vice President and General Manager, Paper and Supply Chain	2008	216,250	—	263,341	—	202,444	2,432	684,467

(1)	2009 Salary – The 2009 amounts reported for the named executive officers represent salaries paid from January 1, 2009, through December 31, 2009.

2008 Salary – The 2008 amounts reported for Messrs. Toeldte, McNutt, Strenge, and Warren represent salaries paid from the date of the closing of the Acquisition on February 22, 2008, through December 31, 2008. The 2008 amount reported for Mr. Lane represents salary paid from April 30, 2008 (the date he joined the company) through December 31, 2008.

These amounts include amounts deferred under the company’s Savings Plan and Deferred Compensation Plan. The company’s Savings Plan is a defined contribution plan intended to be qualified under Section 401(a) of the Internal Revenue Code that contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the code. The company’s Deferred Compensation Plan is a nonqualified savings plan offered to key employees, including the named executive officers.

For further information on the company’s Deferred Compensation Plan, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Deferred Compensation Plan and Compensation Tables, Nonqualified Deferred Compensation Table.

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(2)	2009 Bonus – None of the named executive officers received a discretionary bonus in 2009.

2008 Bonus – The 2008 amount reported for Mr. Lane represents a signing bonus he received when he joined the company on April 30, 2008. The 2008 amount reported for Mr. Strenge represents a safety award.

(3)	2009 Stock Awards – On March 16, 2009, Messrs. Toeldte, McNutt, and Lane were awarded, at no cost, 960,000; 398,500; and 230,000 restricted stock shares, respectively, under the Boise Inc. Incentive and Performance Plan. Also on March 16, 2009, Messrs. Strenge and Warren were awarded, at no cost, 230,000 and 290,000 restricted stock units, respectively, under the Boise Inc. Incentive and Performance Plan. The amounts reported for these awards reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. These 2009 stock awards were all service-condition vesting awards.

2008 Stock Awards – On May 2, 2008, Messrs. Toeldte, McNutt, and Lane were awarded, at no cost, 975,100; 213,400; and 254,000 restricted stock shares, respectively, under the Boise Inc. Incentive and Performance Plan. Also on May 2, 2008, Messrs. Strenge and Warren were each awarded, at no cost, 107,000 restricted stock units under the Boise Inc. Incentive and Performance Plan. The amounts reported for these awards reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. These 2008 stock awards and 2008 Total compensation have been recomputed in accordance with FASB ASC Topic 718, as required by SEC rules, to facilitate a year-to-year comparison. These 2008 stock awards consisted of a combination of service- and market-condition vesting awards.

For further information on these long-term incentive awards, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Long-Term Incentive Compensation and Compensation Tables, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End Table, Option Exercises and Stock Vested Table, and Severance Tables.

(4)	2009 Non-Equity Incentive Plan Compensation – On February 19, 2009, the Compensation Committee approved the 2009 short-term incentive award criteria for the named executive officers pursuant to the Boise Inc. Incentive and Performance Plan. Payments were made to the named executive officers under these 2009 awards because the company’s performance objectives were met.

2008 Non-Equity Incentive Plan Compensation – On April 30, 2008, the Compensation Committee approved the 2008 short-term incentive award criteria for the named executive officers pursuant to the Boise Inc. Incentive and Performance Plan. No payments were made to the named executive officers under these 2008 awards because the company’s performance objectives were not met.

For further information on these short-term incentive awards, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Short-Term Incentive Compensation and Compensation Tables, Grants of Plan-Based Awards Table.

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(5)	Amounts disclosed in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column include the following:

Name	Year	Change in Pension Value ($) (a)	Nonqualified Deferred Compensation Earnings ($) (b)

Alexander Toeldte	2009	$ —	$2,737
	2008	—	767

Robert M. McNutt	2009	39,711	—
	2008	130,693	—

Jeffrey P. Lane	2009	—	958
	2008	—	232

Robert E. Strenge	2009	46,117	—
	2008	629,165	—

Robert A. Warren	2009	51,891	—
	2008	202,444	—

(a)	The amounts reported for Messrs. McNutt, Strenge, and Warren reflect the actuarial increase in the present value of their benefits under all of the company’s pension plans using interest rate and mortality rate assumptions consistent with those used in the company’s financial statements and include amounts such officers may not be currently entitled to receive because such amounts are not vested. For further information on the valuation method and all material assumptions applied in quantifying these amounts, please refer to the company’s 2009 Annual Report on Form 10-K, Item 8. Notes to Consolidated Financial Statements, Footnote 14, Retirement and Benefit Plans. Messrs. Toeldte and Lane are not eligible to participate in the company’s pension plans.

Prior to the Acquisition, Mr. Strenge was a participant in the Boise Cascade Supplemental Early Retirement Plan for Executive Officers (the Boise Cascade SERP), which like the company’s SERP, provided unreduced early retirement benefits for eligible officers. The Boise Cascade SERP also provided an offset for amounts payable from a predecessor company’s plan so that only a portion of the benefit was payable from Boise Cascade. Upon the closing of the Acquisition, the Boise Cascade SERP obligations (and its predecessor company’s) were extinguished. Accordingly, Mr. Strenge’s SERP benefits became the company’s sole obligation, resulting in a substantial increase in the reported Change in Pension Value for 2008 for Mr. Strenge.

For further information on the company’s pension plans, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Retirement and Health Benefits and Compensation Tables, Pension Benefits Table.

(b)	The amounts reported for Messrs. Toeldte and Lane reflect the above-market portion of the interest they earned on compensation they deferred in 2008. None of the named executive officers elected to defer any of their 2009 compensation under the company’s Deferred Compensation Plan. The above-market portion represents interest on deferred compensation that exceeds 120% of the applicable federal long-term rates, with compounding at the rate that corresponds most closely to the rate under the company’s plan (130% of Moody’s Composite Yields on Corporate Bonds).

For further information on the company’s Deferred Compensation Plan, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Deferred Compensation Plan and Compensation Tables, Nonqualified Deferred Compensation Table.

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(6)	Amounts disclosed in the All Other Compensation column include the following:

Name	Year	Company- Matching Contributions to Savings Plan ($) (a)	Company- Matching Contributions to Deferred Compensation Plan ($) (a)	Company-Paid Portion of Executive Officer Life Insurance ($) (b)	Reportable Perquisites ($) (c)

Alexander Toeldte	2009	$6,300	$17,718	$1,512	$—
	2008	—	42,918	300	14,141

Robert M. McNutt	2009	9,242	—	1,320	—
	2008	1,964	—	300	—

Jeffrey P. Lane	2009	9,155	4,132	1,512	38,227
	2008	—	13,775	354	51,814

Robert E. Strenge	2009	10,763	—	9,921	—
	2008	—	—	8,771	108,768

Robert A. Warren	2009	10,595	—	1,992	—
	2008	1,598	—	834	—

(a)	The company’s Savings Plan is a defined contribution plan intended to be qualified under Section 401(a) of the Internal Revenue Code that contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code. The company’s Deferred Compensation Plan is a nonqualified savings plan offered to key employees, including the named executive officers. Participants in the Deferred Compensation Plan may choose to have matching contributions made under the Deferred Compensation Plan in lieu of receiving matching contributions under the Savings Plan.

For further information on the company’s Deferred Compensation Plan, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Deferred Compensation Plan and Compensation Tables, Nonqualified Deferred Compensation Table.

(b)	The company maintains two plans under which company paid life insurance is made available to its officers. Under its Salaried Employee Life Insurance Plan, the company provides, at its expense during each salaried employee’s period of employment, life insurance in an amount equal to the employee’s base salary. All of the company’s salaried employees, including its named executive officers, are covered by this plan. In addition, Mr. Strenge is eligible for and participated in the company’s Supplemental Life Plan, under which his company-paid life insurance benefit during employment is increased to two times his base salary. The plan also provides Mr. Strenge with a postretirement death benefit equal to one times his final base salary.

For further information on the company’s Supplemental Life Plan, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Supplemental Life Plan.

54

(c)	2009 Perquisites – The costs for 2009 perquisites the company provided to Messrs. Toeldte, McNutt, Strenge, and Warren are not reflected because the total amount for each officer did not exceed $10,000. Mr. Lane’s relocation expenses consisted of temporary living costs and return trips to his home in Atlanta, Georgia. None of the named executive officers had personal use of company-paid aircraft during 2009.

2008 Perquisites – The costs for 2008 perquisites the company provided to Messrs. McNutt and Warren are not reflected because the total amount for each officer did not exceed $10,000. None of the named executive officers had personal use of company-paid aircraft during 2008.

The reportable perquisites for the named executive officers consisted of the following:

Name	Year	Nonbusiness Memberships ($)	Financial Counseling ($)	Legal Fees ($)	Relocation Expenses ($)

Alexander Toeldte	2009	$—	$—	$—	$—
	2008	4,028	10,000	113	—

Robert M. McNutt	2009	—	—	—	—
	2008	—	—	—	—

Jeffrey P. Lane	2009	4,935	2,294	—	30,998
	2008	4,080	3,347	—	44,387

Robert E. Strenge	2009	—	—	—	—
	2008	—	1,911	—	106,857

Robert A. Warren	2009	—	—	—	—
	2008	—	—	—	—

55

Grants of Plan-Based Awards Table

The following table presents information concerning each grant of a non-equity and equity award made to the named executive officers in 2009 under the Boise Inc. Incentive and Performance Plan.

Name	Grant Date (1)	Compen- sation Committee Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Alexander Toeldte
2009 Non-Equity Award	—	2/19/09	$440,000	$800,000	$1,800,000	—	—	—	$—
2009 Equity Award	3/16/09	2/19/09	—	—	—	—	960,000	—	412,800

Robert M. McNutt
2009 Non-Equity Award	—	2/19/09	125,840	228,800	514,800	—	—	—	—
2009 Equity Award	3/16/09	2/19/09	—	—	—	—	398,500	—	171,355

Jeffrey P. Lane
2009 Non-Equity Award	—	2/19/09	135,850	247,000	555,750	—	—	—	—
2009 Equity Award	3/16/09	2/19/09	—	—	—	—	230,000	—	98,900

Robert E. Strenge
2009 Non-Equity Award	—	2/19/09	107,250	195,000	438,750	—	—	—	—
2009 Equity Award	3/16/09	2/19/09	—	—	—	—	230,000	—	98,900

Robert A. Warren
2009 Non-Equity Award	—	2/19/09	116,188	211,250	475,313	—	—	—	—
2009 Equity Award	3/16/09	2/19/09	—	—	—	—	290,000	—	124,700

(1)	It is the Compensation Committee’s practice to award long-term equity incentives to the company’s named executive officers with a March 15 grant date. If March 15 falls on a weekend or holiday, then the grant date is the next business day.

(2)	Reflects possible 2009 non-equity incentive plan award payouts for the named executive officers under the Boise Inc. Incentive and Performance Plan. Threshold, Target, and Maximum payouts reported are calculated based on the named executive officer’s annual pay rate in effect at the end of the 2009 calendar year. It is possible to have a zero payout if the award criteria are not met.

For further information on the terms of these 2009 non-equity incentive plan awards, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Short-Term Incentive Compensation and Compensation Tables, Summary Compensation Table.

(3)	The 2009 equity incentive plan awards consisted of 100% service-condition vesting restricted stock or restricted stock units. Twenty percent of the shares or units vested on March 15, 2010; 20% will vest on March 15, 2011; and the remaining 60% will vest on March 15, 2012. The Target amounts reported are 100% of the 2009 equity incentive plan awards and assume the named executive officers remain employed with the company until they fully vest on March 15, 2012.

For further information on the terms of these 2009 equity incentive plan awards, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Long-Term Incentive Compensation and Compensation Tables, Summary Compensation Table, Outstanding Equity Awards at Fiscal Year-End Table, Option Exercises and Stock Vested Table, and Severance Tables.

(4)	Values reported for the 2009 equity incentive plan awards reflect the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information concerning the 2009 and 2008 equity incentive plan awards made to the named executive officers under the Boise Inc. Incentive and Performance Plan that had not vested as of December 31, 2009.

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (2)

Alexander Toeldte
2009 Equity Award	960,000	$5,097,600
2008 Equity Award	878,933	4,667,134

Robert M. McNutt
2009 Equity Award	398,500	2,116,035
2008 Equity Award	192,333	1,021,288

Jeffrey P. Lane
2009 Equity Award	230,000	1,221,300
2008 Equity Award	228,933	1,215,634

Robert E. Strenge
2009 Equity Award	230,000	1,221,300
2008 Equity Award	96,433	512,059

Robert A. Warren
2009 Equity Award	290,000	1,539,900
2008 Equity Award	96,433	512,059

(1)	2009 Equity Awards – No portion of the 2009 equity incentive plan awards vested during 2009. For further information on the vesting terms of the 2009 equity incentive plan awards, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Long-Term Incentive Compensation.

2008 Equity Awards – A portion of the 2008 equity incentive plan awards vests with the passage of time (service-condition vesting) and the remaining portion vests only if the company achieves specific performance hurdles (market-condition vesting). The first 1/3 of the service-condition vesting restricted stock and restricted stock units vested in full on March 2, 2009; the second 1/3 vested in full on March 1, 2010; and the third 1/3 will vest on February 28, 2011. This vesting schedule results in fractional shares and the company repurchases the fractional shares as they vest. A portion of the market-condition vesting restricted stock and restricted stock units will vest on February 28, 2011, if at some point before that date the company’s stock price has closed at or above $10.00 on 20 of any consecutive 30 trading days. The other portion of the market-condition vesting restricted stock and restricted stock units will vest on February 28, 2011, if at some point before that date the company’s stock price has closed at or above $12.50 on 20 of any consecutive 30 trading days.

(2)	The values reported reflect the number of unvested shares or units held by each of the named executive officers as of December 31, 2009, multiplied by the company’s closing stock price on December 31, 2009 ($5.31/share). On March 15, 2010, the company’s closing stock price was $5.46 per share. The company’s stock price would have to increase 83% for the 2008 $10.00-per-share market-condition vesting restricted stock and restricted stock units to vest in 2011 and 129% for the 2008 $12.50-per-share market-condition vesting restricted stock and restricted stock units to vest in 2011.

57

Option Exercises and Stock Vested Table

No portion of the 2009 equity incentive plan awards made to the named executive officers under the Boise Inc. Incentive and Performance Plan vested during 2009. The following table presents information concerning the 2008 equity incentive plan awards made to the named executive officers under the Boise Inc. Incentive and Performance Plan that had vested as of December 31, 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Alexander Toeldte
2008 Equity Award	96,166	$ 24,042

Robert M. McNutt
2008 Equity Award	21,066	5,267

Jeffrey P. Lane
2008 Equity Award	25,066	6,267

Robert E. Strenge
2008 Equity Award	10,566	2,642

Robert A. Warren
2008 Equity Award	10,566	2,642

(1)	A portion of the 2008 equity incentive plan awards vests with the passage of time (service-condition vesting) and the remaining portion vests only if the company achieves specific performance hurdles (market-condition vesting). The first 1/3 of the service-condition vesting restricted stock and restricted stock units vested in full on March 2, 2009; the second 1/3 vested in full on March 1, 2010; and the third 1/3 will vest on February 28, 2011. This vesting schedule results in fractional shares and the company repurchases the fractional shares as they vest. A portion of the market-condition vesting restricted stock and restricted stock units will vest on February 28, 2011, if at some point before that date the company’s stock price has closed at or above $10.00 on 20 of any consecutive 30 trading days. The other portion of the market-condition vesting restricted stock and restricted stock units will vest on February 28, 2011, if at some point before that date the company’s stock price has closed at or above $12.50 on 20 of any consecutive 30 trading days.

(2)	The values reported reflect the number of vested shares or units held by each of the named executive officers that vested during the year ending on December 31, 2009, multiplied by the company’s closing stock price on March 2, 2009, which was the vesting date ($0.25/share).

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Pension Benefits Table

The following table presents the actuarial present value of accumulated benefits payable to Messrs. McNutt, Strenge, and Warren, the number of years of service credited to each of them, and payments made during 2009 under the company’s Salaried Pension Plan, SUPP, and SERP, and related obligations. For further information on the valuation method and all material assumptions applied in quantifying these amounts, please refer to the company’s 2009 Annual Report on Form 10-K, Item 8. Notes to Consolidated Financial Statements, Footnote 14, Retirement and Benefit Plans. Messrs. Toeldte and Lane are not eligible to participate in the company’s pension plans.

For further information on the company’s pension plans, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Retirement and Health Benefits and Compensation Tables, Summary Compensation Table.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($) (2)

Robert M. McNutt	Salaried Pension Plan	24.3	$342,062	$—
	SUPP	24.3	82,914	84,192
	SERP (3)	—	—	—

Robert E. Strenge	Salaried Pension Plan	21.3	358,836	—
	SUPP	21.3	306,064	—
	SERP (3)	21.3	682,096	—

Robert A. Warren	Salaried Pension Plan	26.6	575,262	—
	SUPP	26.6	77,011	—
	SERP (3)	—	—	—

(1)	Number of years credited service for Messrs. McNutt, Strenge, and Warren include amounts attributable to their employment with OfficeMax Incorporated (formerly Boise Cascade Corporation) prior to Madison Dearborn Partners’ acquisition of the forest products assets from OfficeMax on October 29, 2004, and their employment with Boise Cascade, L.L.C.

(2)	The 2009 SUPP payment made to Mr. McNutt occurred as a result of his termination of employment from Boise Cascade, L.L.C. in 2008. The payment was made according to Mr. McNutt’s existing election under the Boise Cascade SUPP. Boise Inc. assumed the responsibility to make payments under the Boise Cascade SUPP as part of the Acquisition. Because these benefits are the contractual responsibility of Boise Inc., Mr. McNutt’s payment is reported here even though the SUPP continues to be sponsored by Boise Cascade.

(3)	Messrs. McNutt and Warren are not eligible to participate in the SERP. Mr. Strenge became vested in the SERP as of December 31, 2009.

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Nonqualified Deferred Compensation Table

None of the named executive officers elected to defer any of their 2009 compensation under the company’s Deferred Compensation Plan. Messrs. Toeldte and Lane did not have any withdrawals or distributions under the plan during 2009.

For further information on the company’s Deferred Compensation Plan, please refer to the sections of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Deferred Compensation Plan and Compensation Tables, Summary Compensation Table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Balance at Last FYE ($)

Alexander Toeldte	$—	$17,718	$6,509	$87,336

Jeffrey P. Lane	—	4,132	2,279	30,393

(1)	The amounts reported for Messrs. Toeldte and Lane reflect a discretionary match made by the company in early 2009 for amounts deferred in 2008. These amounts are included in the 2009 All Other Compensation column of the Summary Compensation Table.

(2)	The above-market portion of these amounts are included in the 2009 Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

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Severance Tables

The following tables present an estimate of the compensation the company would have been required to pay the named executive officers in the event of termination of these employees with the company due to:

¡	Voluntary termination with good reason or involuntary termination without cause;

¡	Involuntary termination due to change in control;

¡	Involuntary termination due to restructuring;

¡	For-cause termination or voluntary termination without good reason; or

¡	Disability or death.

The compensation shown assumes termination was effective as of December 31, 2009, and pursuant to the severance agreements in place with the named executive officers as of that date. The compensation the company would actually be required to pay the named executive officers would only be determinable at the time of separation.

For further information on the severance agreements the company entered into with the named executive officers, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Discussion and Analysis, Executive Compensation Program Elements, Agreements With, and Potential Payments to, Named Executive Officers.

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Alexander Toeldte

President and Chief Executive Officer

Benefits	Voluntary Termination With Good Reason or Involuntary Termination Without Cause ($) (1)	Involuntary Termination Due to Change in Control ($) (1)	Involuntary Termination Due to Restructuring ($) (1)	For-Cause Termination or Voluntary Termination Without Good Reason ($) (1)	Disability or Death ($) (1)

Severance Payment (2)	$3,200,000	$3,200,000	$3,200,000	$—	$—

Value of Accelerated Vesting of Restricted Stock (3)	2,795,917	9,764,736	4,940,533	—	4,940,533

Insurance – Healthcare, Disability, and Accident (For 36 Months)	37,742	37,742	37,742	—	—

Financial Counseling (3 x $5,000 Annual Allowance)	15,000	15,000	15,000	—	—

Unused Vacation (156 Hours)	60,000	60,000	60,000	60,000	60,000

TOTAL (4)	$6,108,659	$13,077,478	$8,253,275	$60,000	$5,000,533

(1)	Amounts shown assume a termination of Mr. Toeldte’s employment was effective as of December 31, 2009. Mr. Toeldte would have received his base salary through the date of termination.

(2)	Amounts shown assume a termination of Mr. Toeldte’s employment was effective as of December 31, 2009, and subject to the terms of his severance agreement in place at that time, which provided for a severance payment equal to two times his base salary plus two times his target 100% short-term incentive award. Mr. Toeldte’s severance agreement was recently amended to remove the reference to target short-term incentive and to provide instead for a severance payment equal to 4 times his annual base salary at the rate in effect at the time he receives a notice of termination.

(3)	Amounts shown are based on various vesting scenarios as set forth in Mr. Toeldte’s Restricted Stock Award Agreements.

(4)	Total amounts shown are in addition to payments Mr. Toeldte would have received under the company’s Savings Plan and Deferred Compensation Plan. Mr. Toeldte’s Deferred Compensation Plan balance would have been distributed in accordance with his distribution election. For information on Mr. Toeldte’s Deferred Compensation Plan balance, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Tables, Nonqualified Deferred Compensation Table.

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Robert M. McNutt

Senior Vice President and Chief Financial Officer

Benefits	Voluntary Termination With Good Reason or Involuntary Termination Without Cause ($) (1)	Involuntary Termination Due to Change in Control ($) (1)	Involuntary Termination Due to Restructuring ($) (1)	For-Cause Termination or Voluntary Termination Without Good Reason ($) (1)	Disability or Death ($) (1)

Severance Payment (2)	$1,161,600	$1,161,600	$1,161,600	$—	$—

Value of Accelerated Vesting of Restricted Stock (3)	1,010,704	3,137,325	1,479,858	—	1,479,858

Insurance – Healthcare, Disability, and Accident (For 12 Months)	12,389	12,389	12,389	—	—

Financial Counseling (1 x $5,000 Annual Allowance)	5,000	5,000	5,000	—	—

Unused Vacation (96 Hours)	16,246	16,246	16,246	16,246	16,246

TOTAL (4)	$2,205,939	$4,332,560	$2,675,093	$16,246	$1,496,104

(1)	Amounts shown assume a termination of Mr. McNutt’s employment was effective as of December 31, 2009. Mr. McNutt would have received his base salary through the date of termination.

(2)	Amounts shown assume a termination of Mr. McNutt’s employment was effective as of December 31, 2009, and subject to the terms of his severance agreement in place at that time, which provided for a severance payment equal to two times his base salary plus two times his target 65% short-term incentive award. Mr. McNutt’s severance agreement was recently amended to remove the reference to target short-term incentive and to provide instead for a severance payment equal to 3 times his annual base salary at the rate in effect at the time he receives a notice of termination.

(3)	Amounts shown are based on various vesting scenarios as set forth in Mr. McNutt’s Restricted Stock Award Agreements.

(4)	Total amounts shown are in addition to payments Mr. McNutt would have received under the company’s Savings Plan, Salaried Pension Plan, and SUPP. For information on Mr. McNutt’s Salaried Pension Plan and SUPP balances, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Tables, Pension Benefits Table.

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Jeffrey P. Lane

Senior Vice President and General Manager, Packaging

Benefits	Voluntary Termination With Good Reason or Involuntary Termination Without Cause ($) (1)	Involuntary Termination Due to Change in Control ($) (1)	Involuntary Termination Due to Restructuring ($) (1)	For-Cause Termination or Voluntary Termination Without Good Reason ($) (1)	Disability or Death ($) (1)

Severance Payment (2)	$627,000	$627,000	$627,000	$—	$—

Value of Accelerated Vesting of Restricted Stock (3)	685,969	2,436,936	1,244,456	—	1,244,456

Insurance – Healthcare, Disability, and Accident (For 12 Months)	12,581	12,581	12,581	—	—

Financial Counseling (1 x $5,000 Annual Allowance)	5,000	5,000	5,000	—	—

Unused Vacation (12 Hours)	2,192	2,192	2,192	2,192	2,192

TOTAL (4)	$1,332,742	$3,083,709	$1,891,229	$2,192	$1,246,648

(1)	Amounts shown assume a termination of Mr. Lane’s employment was effective as of December 31, 2009. Mr. Lane would have received his base salary through the date of termination.

(2)	Amounts shown assume a termination of Mr. Lane’s employment was effective as of December 31, 2009, and subject to the terms of his severance agreement in place at that time, which provided for a severance payment equal to one times his base salary plus one times his target 65% short-term incentive award. Mr. Lane’s severance agreement was recently amended to remove the reference to target short-term incentive and to provide instead for a severance payment equal to 1.65 times his annual base salary at the rate in effect at the time he receives a notice of termination.

(3)	Amounts shown are based on various vesting scenarios as set forth in Mr. Lane’s Restricted Stock Award Agreements.

(4)	Total amounts shown are in addition to payments Mr. Lane would have received under the company’s Savings Plan and Deferred Compensation Plan. Mr. Lane’s Deferred Compensation Plan balance would have been distributed in accordance with his distribution election. For information on Mr. Lane’s Deferred Compensation Plan balance, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Tables, Nonqualified Deferred Compensation Table.

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Robert E. Strenge

Senior Vice President, Manufacturing

Benefits	Voluntary Termination With Good Reason or Involuntary Termination Without Cause ($) (1)	Involuntary Termination Due to Change in Control ($) (1)	Involuntary Termination Due to Restructuring ($) (1)	For-Cause Termination or Voluntary Termination Without Good Reason ($) (1)	Disability or Death ($) (1)

Severance Payment (2)	$495,000	$495,000	$495,000	$—	$—

Value of Accelerated Vesting of Restricted Stock Units (3)	570,683	1,733,361	805,885	—	805,885

Life Insurance Premiums (For 12 Months)	9,729	9,729	9,729	—	—

Insurance – Healthcare, Disability, and Accident (For 12 Months)	8,453	8,453	8,453	—	—

Financial Counseling (1 x $5,000 Annual Allowance)	5,000	5,000	5,000	—	—

Unused Vacation (104 Hours)	15,000	15,000	15,000	15,000	15,000

TOTAL (4)	$1,103,865	$2,266,543	$1,339,067	$15,000	$820,885

(1)	Amounts shown assume a termination of Mr. Strenge’s employment was effective as of December 31, 2009.

Mr. Strenge would have received his base salary through the date of termination.

(2)	Amounts shown assume a termination of Mr. Strenge’s employment was effective as of December 31, 2009, and subject to the terms of his severance agreement in place at that time, which provided for a severance payment equal to one times his base salary plus one times his target 65% short-term incentive award. Mr. Strenge’s severance agreement was recently amended to remove the reference to target short-term incentive and to provide instead for a severance payment equal to 1.65 times his annual base salary at the rate in effect at the time he receives a notice of termination.

(3)	Amounts shown are based on various vesting scenarios as set forth in Mr. Strenge’s Restricted Stock Unit Award Agreements.

(4)	Total amounts shown are in addition to payments Mr. Strenge would have received under the company’s Savings Plan, Salaried Pension Plan, Supp, and SERP. For information on Mr. Strenge’s Salaried Pension Plan, SUPP, and SERP balances, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Tables, Pension Benefits Table.

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Robert A. Warren

Senior Vice President and General Manager, Paper and Supply Chain

Benefits	Voluntary Termination With Good Reason or Involuntary Termination Without Cause ($) (1)	Involuntary Termination Due to Change in Control ($) (1)	Involuntary Termination Due to Restructuring ($) (1)	For-Cause Termination or Voluntary Termination Without Good Reason ($) (1)	Disability or Death ($) (1)

Severance Payment (2)	$536,250	$536,250	$536,250	$—	$—

Value of Accelerated Vesting of Restricted Stock Units (3)	697,640	2,051,961	932,842	—	932,842

Insurance – Healthcare, Disability, and Accident (For 12 Months)	10,253	10,253	10,253	—	—

Financial Counseling (1 x $5,000 Annual Allowance)	5,000	5,000	5,000	—	—

Unused Vacation (72 Hours)	11,250	11,250	11,250	11,250	11,250

TOTAL (4)	$1,260,393	$2,614,714	$1,495,595	$11,250	$944,092

(1)	Amounts shown assume a termination of Mr. Warren’s employment was effective as of December 31, 2009. Mr. Warren would have received his base salary through the date of termination.

(2)	Amounts shown assume a termination of Mr. Warren’s employment was effective as of December 31, 2009, and subject to the terms of his severance agreement in place at that time, which provided for a severance payment equal to one times his base salary plus one times his target 65% short-term incentive award. Mr. Warren’s severance agreement was recently amended to remove the reference to target short-term incentive and to provide instead for a severance payment equal to 1.65 times his annual base salary at the rate in effect at the time he receives a notice of termination.

(3)	Amounts shown are based on various vesting scenarios as set forth in Mr. Warren’s Restricted Stock Unit Award Agreements.

(4)	Total amounts shown are in addition to payments Mr. Warren would have received under the company’s Savings Plan, Salaried Pension Plan, and SUPP. For information on Mr. Warren’s Salaried Pension Plan and SUPP balances, please refer to the section of this Proxy Statement entitled EXECUTIVE COMPENSATION, Compensation Tables, Pension Benefits Table.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of our common stock (Reporting Persons) to file reports with the SEC regarding their ownership of and transactions in our common stock and other securities related to our common stock. SEC rules also require Reporting Persons to furnish us with copies of the reports they file with the SEC. Based solely on a review of the copies of the reports provided to us and inquiries we have made, we believe that during our fiscal year ended December 31, 2009, all Reporting Persons filed in a timely manner all of the reports they were required to file with the following exceptions:

¡	Matthew W. Norton and Thomas S. Souleles
Form 4s reflecting the two February 2009 contingent value rights settlements, as well as Boise Cascade Holdings, L.L.C.’s three June 2009 sales of Boise Inc. stock, were filed late on July 22, 2009, for Messrs. Norton and Souleles. Because these former directors disclaimed beneficial ownership in these shares, it was not readily apparent at that time they were required to file Form 4s to report these transactions.

¡	Jonathan W. Berger
On September 15, 2009, in the process of transferring Mr. Berger’s account to another broker, Mr. Berger’s former broker sold 500 shares of his Boise Inc. stock. Mr. Berger became aware of this sale in January 2010. Mr. Berger’s Form 4 for this sale was due on September 17, 2009, but was not filed until January 26, 2010.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Related-Person Transactions

Investor Rights Agreement

In connection with the Acquisition, the company entered into an Investor Rights Agreement with (1) Boise Cascade, L.L.C., Boise Cascade Holdings, L.L.C. (together, the Boise Majority Holders); and (2) Messrs. Berger, Leight, and Weiss and Mr. Richard Rogel, a former director of the company (together, the Aldabra Majority Holders). The Investor Rights Agreement provides for registration rights with respect to shares held by these entities and individuals, who have the right to demand registration under the Securities Act of 1933, as amended, of some or all of their registrable securities. In March 2009, the Aldabra Majority Holders used this right to register all of their Boise Inc. shares. In February 2009, the Boise Majority Holders used this right to register all of their Boise Inc. shares, and in early 2010, sold all of their Boise Inc. shares to the public.

The Investor Rights Agreement provides that the Aldabra Majority Holders have the right to designate directors to our board in an amount proportionate to the voting power of the shares they each hold. Pursuant to this right, Messrs. Leight and Weiss serve as representatives of the Aldabra Majority Holders.

Relationship With Boise Cascade Holdings, L.L.C.

We have entered into a number of agreements with Boise Cascade to carry out specified operational functions of both companies. For example, we have entered into a number of agreements under which we purchase wood fiber from Boise Cascade to furnish our paper operations in the Pacific Northwest. We also have a cooperative agreement with Boise Cascade that facilitates the purchase of saw logs and pulpwood for our pulp and paper mill in DeRidder, Louisiana. Pursuant to an outsourcing agreement, we also provide Boise Cascade with administrative services, such as information technology, accounting, financial management, and human resources for a price equal to our fully allocable cost.

During 2009, we paid Boise Cascade $378.6 million for the goods and services rendered to us under these various arrangements. Similarly, Boise Cascade paid us $57.6 million for the goods and services it received from us. After our 2010 Annual Shareholders’ Meeting, we will no longer have any Boise Board Representatives on our board.

Family Relationships

Messrs. Berger and Leight are cousins, who have both served on our board since the company’s inception in 2007.

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Policies and Procedures for Related-Person Transactions

Our Code of Ethics, which is posted on our website, governs the review, approval, or ratification of related-person transactions. Pursuant to our Code of Ethics, our directors and officers are required to be free from actual or apparent conflicts of interest that would interfere with their loyalty to us or to our shareholders. Similarly, our Code of Ethics prohibits our directors and officers from appropriating business opportunities that are presented to the company, from competing with the company, and from using their positions with the company or company information for personal gain.

All actual or potential conflicts, including transactions with related parties, must be reported to the company’s general counsel, who will provide guidance and a recommendation on how to address the issue. If the situation so warrants, the general counsel will report the conflict or transaction to our board of directors. If a significant conflict issue arises and cannot be resolved, or if the conflict was not disclosed, the board of directors may ask for the resignation or termination of the director or officer.

Our decisions to enter into the Investor Rights Agreement and into the agreements with Boise Cascade were approved by our entire board of directors in connection with the Acquisition. There have been no subsequent related-party transactions concerning our directors or officers that have been brought to the attention of the general counsel.

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AUDIT COMMITTEE MATTERS

Audit Committee Report

Dear Fellow Shareholders:

The following is the report of the Audit Committee with respect to the company’s audited financial statements for the fiscal year ended December  31, 2009.

Audit Committee Charter and Responsibilities

The Audit Committee assists the board of directors in its oversight of the quality and integrity of the company’s financial statements and its accounting and financial reporting practices. The Audit Committee’s responsibilities are more fully set forth in its charter, which you can view by visiting the company’s website at www.boiseinc.com and selecting Investors, Corporate Governance, and then Committee Charters.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the company’s annual audited and quarterly consolidated financial statements for the 2009 calendar year with management and with KPMG LLP (KPMG), the company’s independent auditor. The Audit Committee has discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence from the company and its management.

Audit Committee Financial Expert

The board of directors has determined that the Audit Committee chair, Jonathan W. Berger, is an audit committee financial expert, as the SEC defines that term. Mr. Berger, as well as the other members of the Audit Committee, are independent, as independence for audit committee members is defined by the NYSE and the company’s own independence standards.

Recommendation of Financial Statements

Based on the review and discussions with management and with KPMG, the Audit Committee recommended to the company’s board of directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully submitted,

The Audit Committee

Jonathan W. Berger, Committee Chair

Carl A. Albert

Jack Goldman

Heinrich R. Lenz

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Policies and Procedures for Preapproval of Audit and Nonaudit Services

The Audit Committee’s charter provides that all audit and nonaudit services (including the fees and terms of such services) to be performed for us by KPMG be preapproved. Our controller monitors services provided by KPMG and overall compliance with the preapproval policy and reports periodically to the Audit Committee on the status of outstanding engagements, including actual services provided and associated fees. Our controller must promptly report any noncompliance with the preapproval policy to the chair of the Audit Committee.

Auditor Fees and Services

McGladrey & Pullen LLP – 2008

On January 25, 2008, a majority of the partners of Goldstein Golub Kessler LLP (GGK) became partners of McGladrey & Pullen LLP (M&P). As a result, GGK resigned as our independent auditor effective January 25, 2008, and M&P was appointed as our independent auditor.

On February 22, 2008, we dismissed M&P as our independent registered public accounting firm.

During the period from January 1, 2008, through February 22, 2008, there were:

¡

No disagreements between M&P or its predecessor and the company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to M&P’s satisfaction, would have caused M&P to make reference to the subject matter of the disagreements in M&P’s report on our financial statements; and

¡

On any matter that was subject to a disagreement as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions, no reportable events within the meaning set forth in Regulation S-K, Item 304(a)(1)(iv).

KPMG LLP – 2008 and 2009

As of February 22, 2008, our Audit Committee appointed KPMG as our independent registered public accounting firm to audit our financial statements and internal control over financial reporting for the fiscal year ended December 31, 2008. From February 1, 2007 (date of inception) through February 22, 2008, we had not consulted with KPMG regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, as well as any matters or reportable events described in Regulation S-K, Items 304(a)(2)(i) or (ii).

On February 19, 2009, our Audit Committee appointed KPMG as our independent registered public accounting firm to audit our financial statements and internal control over financial reporting for the fiscal year ended December 31, 2009.

The following table presents the aggregate fees billed by KPMG to us for services rendered for the fiscal years ended December 31, 2009 and 2008.

	2009 ($)	2008 ($)

Audit Fees (1)	$1,790,000	$1,810,250
Audit-Related Fees (2)	10,000	750
Tax Fees	0	0
All Other Fees	0	0

Total	$1,800,000	$1,811,000

(1)	KPMG’s Audit Fees consisted of fees for the audit of our 2009 and 2008 year-end financial statements, as well as reviews of our interim financial statements included in our Quarterly Reports on Form 10-Q, subsidiary audits, and other filings with the SEC.

(2)	KPMG’s Audit-Related Fees consisted of fees in connection with debt compliance letters and the issuance of financial assurance letters.

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INFORMATION ABOUT ATTENDING OUR 2010 ANNUAL SHAREHOLDERS’ MEETING

Date and Time

Thursday, April 29, 2010

10:00 a.m. Mountain Daylight Time

Place

Boise Plaza Building

1-West A.V. Conference Room

1111 West Jefferson Street

Boise, Idaho

If You Plan to Attend

If you plan to attend our 2010 Annual Shareholders’ Meeting in person, bring your Notice, the tear-off portion of your proxy card, or your brokerage statement reflecting your Boise Inc. holdings as proof of share ownership. We reserve the right to inspect all briefcases, bags, and other personal items. Cameras and other recording devices will not be permitted at the meeting.

Directions From Boise Air Terminal and Parking

From the Boise Air Terminal to the Boise Plaza Building:

¡	Depart from the Boise Air Terminal and proceed north to Vista Avenue – Proceed 2.3 miles on Vista Avenue

¡	Turn slightly left onto Capitol Boulevard – Proceed 1.2 miles on Capitol Boulevard

¡	Turn left (west) onto Idaho Street – Proceed .3 mile to 11th Street

¡	Turn right (north) onto 11th Street – Proceed one block north to Bannock Street

¡	Turn left (west) onto Bannock Street – Visitor parking is available in the Boise Plaza parking lot on the southeast corner of the intersection of 12th and Bannock Streets

72

APPENDIX A

BOISE INC.

INCENTIVE AND PERFORMANCE PLAN

(AS PROPOSED TO BE AMENDED)

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BOISE INC.

INCENTIVE AND PERFORMANCE PLAN

1.            Purpose.    The Boise Inc. Incentive and Performance Plan (the “Plan”) is intended to promote the interests of the Company and its Shareholders by (a) attracting, motivating, rewarding, and retaining the broad-based management talent critical to achieving the Company’s business goals; (b) linking a portion of each Participant’s compensation to the performance of both the Company and the individual Participant; and (c) encouraging ownership of Stock (defined below) by Participants.

2.             Definitions.    As used in the Plan, the following definitions apply to the terms indicated below:

            2.1            “Agreement” means either the agreement between the Company and a Participant evidencing an Award and setting forth the terms and conditions applicable to the Award or a statement issued by the Company to a Participant describing the terms and conditions of an Award, in each case either written or electronic.

            2.2            “Annual Incentive Award” means an Award granted under Section 13.

            2.3            “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Annual Incentive Award, or Stock Bonus granted pursuant to the terms of the Plan.

            2.4            “Board of Directors” means the Board of Directors of the Company. Reference to the Board of Directors that initially adopted and approved this Plan means the Board of Directors of Aldabra 2 Acquisition Corp.

            2.5            A “Change in Control” shall be deemed to have occurred if:

                     (a)            Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 35% of the Company’s then outstanding shares of common stock or the combined voting power of the Company’s then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.5(c)(i) shall not be deemed to be a Change in Control; or

                     (b)            During any 24-month period, the following individuals cease for any reason to constitute at least a majority of the number of directors then serving: individuals who, on the effective date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date hereof or whose appointment, election, or nomination for election was previously so approved (the “Continuing Directors”); or

                     (c)            The consummation of a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in both (a) Continuing Directors continuing to constitute at least a majority of the number of directors of the

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combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 35% of the Company’s then outstanding shares of common stock or the combined voting power of the Company’s then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.5(c)(i) shall not be deemed to be a Change in Control; or

                     (d)            The Shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                     For purposes of this Section 2.5, “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that “Person” shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the Shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of the Company’s securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D or (vi) any Exempt Person.

            2.6            “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

            2.7            “Committee” means the Compensation Committee of the Board of Directors or any successor to the Committee, which shall consist of three or more persons, each of whom, unless otherwise determined by the Board of Directors, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3.

            2.8            “Company” means Boise Inc., a Delaware corporation, and any predecessor or successor thereto.

            2.9            “Covered Employee” means a Participant who is, or is likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code.

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            2.10            “Director” means any individual who is a member of the Board of Directors and who is not an employee of the Company or any subsidiary.

            2.11            “Disciplinary Reason” has the meaning ascribed to that term in the Company’s Corporate Policy 10.2, Termination of Employment.

            2.12            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

            2.13            “Exempt Person” shall mean (i) Forest Products Holdings, L.L.C. or (ii) Madison Dearborn. “Madison Dearborn” means Madison Dearborn Partners, L.L.C. and any investment fund controlled by or under common control with Madison Dearborn Partners, L.L.C., and any officer, director or employee of such persons, or any trust, corporation, partnership or other entity controlled by such persons or any combination of these identified relationships.

            2.14            “Fair Market Value” of a share of Stock means the closing price of the Stock on any established stock exchange or national market system on which the stock is listed, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, as quoted on such exchange or system on the date in question, unless otherwise specified by the Committee. If there are no Stock transactions on a particular date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions, unless otherwise specified by the Committee.

                                The Committee may in its sole discretion specify the following alternative dates or methods for determining Fair Market Value: (1) the closing price on the trading day before the date in question, (2) the arithmetic mean of the high and low prices on the trading day before the date in question, (3) the arithmetic mean of the high and low prices on the date in question, or, in the case of a grant of an Award, (4) an average of prices over a specified period of up to 30 days after the date of grant; provided that the Fair Market Value specified for Incentive Stock Options shall comply with applicable laws and regulations.

            2.15            “Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

            2.16            “Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

            2.17            “Option” means the right to purchase a stated number of shares of Stock at a stated price for a stated period of time, granted pursuant to Section 7.

            2.18            “Participant” means an employee of the Company or a subsidiary or a Director to whom an Award is granted pursuant to the Plan, or upon the death of the Participant, his or her successors, heirs, executors, and administrators, as the case may be.

            2.19            “Performance Criteria” means the criteria, either individually, alternatively or in any combination, selected for purposes of establishing the Performance Goal(s) for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization); sales or revenue; income or net income (either before or after taxes); operating income or net operating income; operating profit or net operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); economic profit (including economic profit margin); return on assets; return on capital; return on investment; return on

A-4

operating revenue; return on equity or average stockholders’ equity; total stockholder return; growth in sales or return on sales; gross, operating or net profit margin; working capital; earnings per share; growth in earnings or earnings per share; price per share of Stock; market share; overhead or other expense reduction; growth in stockholder value relative to various indices; safety; and implementation, completion or attainment of measurable objectives with respect to strategic plan development and/or implementation, tactical plans, sales plans, annual operating budgets, cost control or reduction, products or projects, acquisitions and divestitures, and recruiting, retaining and maintaining personnel (including workforce diversity goals), any of which may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified in the Award. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a Performance Period for the Participant.

            2.20            “Performance Goals” means the objectives established by the Committee in its sole discretion with respect to any performance-based Awards that relate to the Performance Criteria. Performance Goals may (a) be used to measure the performance of the Company as a whole or any subsidiary, business unit, division or other operating segment of the Company, or an individual Participant, and/or (b) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure, in each case as determined by the Committee in its sole discretion. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

            2.21            “Performance Share” means an Award of a number of shares granted to a Participant pursuant to Section 12 which is initially valued according to Fair Market Value and is paid out based on the achievement of stated Performance Goals during a stated period of time.

            2.22            “Performance Unit” means an Award granted to a Participant pursuant to Section 11 which is paid out based on the achievement of stated Performance Goals during a stated period of time.

            2.23            “Restricted Stock” means Stock granted to a Participant which is subject to forfeiture and restrictions as set forth in Section 9.

            2.24            “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 10 which is subject to forfeiture and restrictions.

            2.25            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

            2.26            “Securities Act” means the Securities Act of 1933, as amended from time to time.

            2.27            “Shareholders” means the shareholders of the Company or, when referring to the initial adoption and approval of this Plan, the shareholders of Aldabra 2 Acquisition Corp.

            2.28            “Stock” means Common Stock of the Company.

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            2.29            “Stock Appreciation Right” or “SAR” means the right to receive an amount calculated as provided in and granted pursuant to Section 8.

            2.30            “Stock Bonus” means a bonus payable in shares of Stock granted pursuant to Section 14.

            2.31            “Termination of Employment” means, unless otherwise specified in the Agreement, the time when the employee-employer relationship between a Participant and the Company is terminated for any reason, with or without cause, including without limitation a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Company, (b) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, the leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the regulations issued thereunder.

3.            Stock Subject to the Plan.

            3.1            Shares Available for Awards. The maximum number of shares of Stock available for grant to Participants under this Plan shall be 17,175,000 shares (subject to adjustment as provided herein). Shares covered by an Award shall only be counted as used to the extent they are actually issued, except that the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for Awards under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Shares may be authorized but unissued Stock or authorized and issued Stock held in the Company’s treasury. All shares of Stock available for grant under the Plan shall be available for any Awards, including Options and Stock Appreciation Rights. Shares of Stock related to an Award which is cancelled, expired, terminated, forfeited, surrendered, or otherwise settled without the issuance of any Stock, and shares of Stock related to an Award which is settled in cash in lieu of Stock shall again be available for Awards under this Plan. Shares withheld from an Award for payment of the exercise price or purchase price of an Award, and shares withheld from an Award for payment of applicable tax withholding obligations associated with an Award shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Stock which may be issued under the Plan and shall again be available for the grant of an Award under the Plan.

            3.2            Performance-Based Award Limitation. Awards that are designed to comply with the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code shall be subject to the following rules:

                     (a)            The number of shares of Stock that may be granted in the form of Options in a single fiscal year to a Covered Employee may not exceed 2,350,000.

                     (b)            The number of shares of Stock that may be granted in the form of SARs in a single fiscal year to a Covered Employee may not exceed 2,350,000.

                     (c)            The number of shares of stock that may be granted in the form of Restricted Stock in a single fiscal year to a Covered Employee may not exceed 2,350,000.

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                     (d)            The number of Restricted Stock Units that may be granted in a single fiscal year to a Covered Employee may not exceed 2,350,000.

                     (e)            The number of shares of Stock that may be granted in the form of Performance Shares in a single fiscal year to a Covered Employee may not exceed 2,350,000.

                     (f)            The maximum amount that may be paid to a Covered Employee for Performance Units granted in a single fiscal year to the Covered Employee may not exceed $6,000,000.

                     (g)            To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) select the Performance Criteria applicable to the performance period, (b) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for the performance period, and (c) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for the performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that it deems relevant to the assessment of individual or corporate performance.

                     (h)            Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

            3.3            Adjustment for Change in Capitalization. If the Committee in its sole discretion determines that a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, share repurchase, share exchange, reclassification, or other similar corporate transaction or event has occurred, then (a) the number and kind of shares of stock which may thereafter be issued in connection with Awards; (b) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards; (c) the exercise price, grant price, or purchase price relating to any Award; and (d) the maximum number of shares subject to Awards which may be awarded to any employee during any fiscal year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants; provided that, with respect to Incentive Stock Options, adjustments shall be made in accordance with Section 424 of the Code.

4.            Administration of the Plan.

            4.1            Authority and Delegation. The Committee shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Committee

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may also adopt any rules it deems necessary to administer the Plan. Any interpretation, determination, decision, or other action made or taken by the Committee shall be final and binding on Participants, the Company, and any other interested parties. The Committee may delegate to one or more of its members or to one or more officers or employees of the Company and/or its subsidiaries and affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered a Section 16 officer; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

            4.2            Terms and Conditions of Awards. The Committee shall have final discretion, responsibility, and authority to:

                     (a)            grant Awards;

                     (b)            determine the Participants to whom and the times at which Awards shall be granted;

                     (c)            determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;

                     (d)            establish and administer Performance Criteria and Goals relating to any Award;

                     (e)            establish the rights of Participants with respect to an Award upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination);

                     (f)            determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered, provided that any Committee action taken in this respect must not result in an Award being considered “nonqualified deferred compensation” under Section 409A of the Code and further provided that any Committee action taken in this respect shall be subject to Sections 7.5 and 8.7 prohibiting repricing of Options and Stock Appreciation Rights;

                     (g)            make adjustments in the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles;

                     (h)            determine the terms and provisions of Agreements; and

                     (i)            make all other determinations deemed necessary or advisable for the administration of the Plan.

                                     The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Participants (whether or not similarly situated), for different Awards, and for the same Participant for each Award the Participant may receive, whether or not granted at different times.

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5.            Eligibility.    The persons who shall be eligible to receive Awards pursuant to the Plan shall be employees of the Company and its subsidiaries and affiliates (including elected officers of the Company, whether or not they are directors of the Company) selected by the Committee from time to time, and Directors. The grant of an Award at any time to any person shall not entitle that person to a grant of an Award at any future time.

6.            Awards Under the Plan; Agreement.    Awards that may be granted under the Plan consist of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Annual Incentive Awards, and Stock Bonuses, all as described below.

                Each Award granted under the Plan, except unconditional Stock Bonuses, shall be evidenced by an Agreement which shall contain such provisions as the Committee may, in its sole discretion, deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.            Options.

            7.1            Terms and Agreement. Subject to the terms of the Plan, Options may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for each Option granted:

                     (a)            the number of shares subject to each Option;

                     (b)            duration of the Option (provided that no Option shall have an expiration date later than the day after the 10th anniversary of the date of grant);

                     (c)            vesting requirements, if any;

                     (d)            whether the Option is an Incentive Stock Option or a Nonqualified Stock Option;

                     (e)            the amount and duration of related Stock Appreciation Rights, if any, and any conditions upon their exercise;

                     (f)            the exercise price for each Option (which shall not be less than the Fair Market Value on the date of the grant);

                     (g)            the permissible method(s) of payment of the exercise price;

                     (h)            the rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination), provided that the termination rights for Participants receiving Incentive Stock Options shall conform to Section 422 of the Code; and

                     (i)            any other terms or conditions established by the Committee.

            7.2            Exercise of Options.

                     (a)            Options shall be exercisable at such times and subject to such restrictions and conditions as the Committee, in its sole discretion, deems appropriate, which need not be the same for all Participants.

                     (b)            An Option shall be exercised by delivering written notice as specified in the Agreement on the form of notice provided by the Company, or by complying with any alternative exercise procedures the Committee may authorize. Options may be exercised in whole or in part.

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                                     For a Participant who is subject to Section 16 of the Exchange Act, the Company may require that the method of payment comply with Section 16 and the rules and regulations thereunder. Any payment in shares of Stock, if permitted, shall be made by delivering the shares to the corporate secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidence as the secretary shall require.

                     (c)            Certificates for shares of Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive the shares and delivered to the Participant or other person, or evidence of book-entry shares shall be delivered to the Participant or other person, as soon as practicable following the effective date on which the Option is exercised.

            7.3            Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any affected Participant, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Section 421 of the Code. Incentive Stock Options shall not be granted to Directors. Incentive Stock Options shall not be granted under the Plan on or after the tenth anniversary of the Effective Date.

            7.4            Leave of Absence or Transfer. Transfer between the Company and any subsidiary or affiliate of the Company, or between subsidiaries of the Company, or a leave of absence of less than six months duly authorized by the Participant’s employer, shall not be deemed a Termination of Employment. A Participant may not, however, exercise an Option or related Stock Appreciation Right during any leave of absence unless authorized to do so by the Company’s compensation manager.

            7.5            Reduction in Price or Reissuance. In no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of a previously issued Option.

8.            Stock Appreciation Rights.

            8.1            Terms and Agreement. Subject to the terms of the Plan, Stock Appreciation Rights may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for each SAR granted:

                     (a)            the number of shares subject to each SAR;

                     (b)            whether the SAR is a Related SAR or a Freestanding SAR;

                     (c)            duration of the SAR;

                     (d)            vesting requirements, if any;

                     (e)            rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination); and

                     (f)            any other terms or conditions established by the Committee.

            8.2            Related and Freestanding SARs. A Stock Appreciation Right may be granted in connection with an Option at the time of grant (a “Related SAR”), or may be granted unrelated to an Option (a “Freestanding SAR”).

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            8.3            Surrender of Option. A Related SAR shall require the holder, upon exercise, to surrender the Option with respect to the number of shares as to which the SAR is exercised, in order to receive payment. The Option will, to the extent surrendered, cease to be exercisable.

            8.4            Reduction in Number of Shares Subject to Related SARs. For Related SARs, the number of shares subject to the SAR shall not exceed the number of shares subject to the Option. For example, if the SAR covers the same number of shares as the Option, the exercise of a portion of the Option shall reduce the number of shares subject to the SAR to the number of shares remaining under the Option. If the Related SAR covers fewer shares than the Option, the exercise of a portion of the Option shall reduce the number of shares subject to the SAR to the extent necessary so that the number of remaining shares subject to the SAR is not more than the remaining shares under the Option.

            8.5            Exercisability. Subject to Section 8.7 and to any rules and restrictions imposed by the Committee, a Related SAR will be exercisable at the time or times, and only to the extent, that the Option is exercisable and will not be transferable except to the extent that the Option is transferable. A Freestanding SAR will be exercisable as determined by the Committee but in no event after 10 years from the date of grant.

            8.6            Payment. Upon the exercise of a Stock Appreciation Right, the holder will be entitled to receive payment of an amount determined by multiplying:

                     (a)            The excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant, by

                     (b)            The number of shares with respect to which the SAR is being exercised.

                     The Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any limitation must be determined as of the date of grant and noted on the Agreement evidencing the grant.

                     Payment will be made in cash, Stock, or a combination of cash and Stock, in the Committee’s sole discretion.

            8.7            Reduction in Price or Reissuance. In no event shall the Committee cancel any outstanding Stock Appreciation Right for the purpose of reissuing the Stock Appreciation Right to the Participant at a lower exercise price or reduce the exercise price of a previously issued Stock Appreciation Right.

            8.8            Additional Terms. The Committee may impose additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable to secure for holders the benefits of Rule 16b-3, or any successor provision, or as it may otherwise deem advisable.

9.            Restricted Stock.

            9.1            Terms and Agreement. Subject to the terms of the Plan, shares of Restricted Stock may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Restricted Stock granted:

                     (a)            the number of shares of Restricted Stock granted;

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                  (b)            the purchase price, if any, to be paid by the Participant for each share of Restricted Stock;

                  (c)            the restriction period established pursuant to Subsection 9.2;

                  (d)            any requirements with respect to elections under Section 83(b) of the Code;

                  (e)            rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination); and

                  (f)            any other terms or conditions established by the Committee.

            9.2            Restriction Period. At the time of the grant of Restricted Stock, the Committee shall establish a restriction period for the shares granted, which may be time-based, based on the achievement of specified Performance Goals, a combination of time- and Performance Goal-based, or based on any other criteria the Committee deems appropriate. The Committee may divide the shares into classes and assign a different restriction period for each class. The Committee may impose additional conditions or restrictions upon the vesting of the Restricted Stock as it deems fit in its sole discretion. If all applicable conditions are satisfied, then upon the termination of the restriction period with respect to a share of Restricted Stock, the share shall vest and the restrictions of Section 9.3 shall lapse. To the extent required to ensure that a Performance Goal-based Award of Restricted Stock to an executive officer is deductible by the Company pursuant to Section 162(m) of the Code, any such Award shall vest only upon the Committee’s determination that the Performance Goals applicable to the Award have been attained.

            9.3            Restrictions on Transfer Prior to Vesting. Prior to the vesting of Restricted Stock, the Participant may not sell, assign, pledge, hypothecate, transfer, or otherwise encumber the Restricted Stock. Upon any attempt to transfer rights in a share of Restricted Stock, the share and all related rights shall immediately be forfeited by the Participant. Upon the vesting of a share of Restricted Stock, the transfer restrictions of this section shall lapse with respect to that share.

            9.4            Rights as a Shareholder. Except for the restrictions set forth here and unless otherwise determined by the Committee, the Participant shall have all the rights of a Shareholder with respect to shares of Restricted Stock, including but not limited to the right to vote and the right to receive dividends, provided that unless otherwise specified in the Agreement, dividends shall be held subject to the same conditions and restrictions upon vesting as the underlying Restricted Stock.

            9.5            Issuance of Certificates.

                  (a)            Following the date of grant, upon the Participant’s request, the Company shall issue a stock certificate, registered in the name of or for the account of the Participant to whom the shares of Restricted Stock were granted, evidencing the shares. Each stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms, and conditions (including forfeiture provisions and restrictions against transfer) contained in the Boise Inc. Incentive and Performance Plan and an Agreement entered into between the registered owner of the shares and Boise Inc.

                                     This legend shall not be removed until the shares vest pursuant to the terms stated.

                  (b)            Each certificate, together with the stock powers relating to the shares of Restricted Stock evidenced by the certificate, shall be held by the Company unless the Committee determines otherwise.

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                     (c)            Following the date on which a share of Restricted Stock vests, upon a Participant’s request, the Company shall cause to be delivered to the Participant to whom the shares were granted, a certificate evidencing the share free of the legend stated in subsection (a) above.

                     (d)            Unless a Participant requests a stock certificate as provided in subsections (a) and (c) above, the shares shall be maintained in book-entry form by the Company.

            9.6            Section 83(b) Election. The Committee may provide in the Agreement that the Award is conditioned upon the Participant making or not making an election under Section 83(b) of the Code. If the Participant makes an election pursuant to Section 83(b) of the Code, the Participant shall be required to file a copy of the election with the Company within 10 days.

10.            Restricted Stock Units.

            10.1            Terms and Agreement. Subject to the terms of the Plan, Restricted Stock Units may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Restricted Stock Units granted:

                     (a)            the number of Restricted Stock Units awarded:

                     (b)            the purchase price, if any, to be paid by the Participant for each Restricted Stock Unit;

                     (c)            the restriction period established pursuant to Subsection 10.2;

                     (d)            whether dividend equivalents will be credited with respect to Restricted Stock Units, and if so, any accrual, forfeiture, or payout restrictions on the dividend equivalents; provided that dividend equivalents will not be credited if they are determined to be “nonqualified deferred compensation” under Section 409A of the Code;

                     (e)            rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination); and

                     (f)            any other terms or conditions established by the Committee.

            10.2            Restriction Period. At the time of the grant of Restricted Stock Units, the Committee shall establish a restriction period, which may be time-based, based on the achievement of specified Performance Goals, a combination of time- and Performance Goal-based, or based on any other criteria the Committee deems appropriate. The Committee may divide the awarded units into classes and assign a different restriction period for each class. The Committee may impose any additional conditions or restrictions upon the vesting of the Restricted Stock Units as it deems fit in its sole discretion. If all applicable conditions are satisfied, then upon the termination of the restriction period with respect to a Restricted Stock Unit, the unit shall vest. To the extent required to ensure that a Performance Goal-based Award of Restricted Stock Units to an executive officer is deductible by the Company pursuant to Section 162(m) of the Code, any such Award shall become vested only upon the Committee’s determination that the Performance Goals applicable to the Award, if any, have been attained.

            10.3            Payment. Upon vesting of a Restricted Stock Unit, the Participant shall be entitled to receive payment of an amount equal to the Fair Market Value of one share of Stock. Payment may be made in cash, Stock, or a combination of cash and Stock, in the Committee’s sole discretion.

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11.            Performance Units.

            11.1            Terms and Agreement. Subject to the terms of the Plan, Performance Units may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Performance Units granted:

                       (a)            the number of Performance Units awarded;

                       (b)            the initial value of a Performance Unit;

                       (c)            the rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination);

                       (d)            the performance period and Performance Goals applicable to the Award; and

                       (e)            any other terms or conditions established by the Committee.

            11.2            Payment. After the applicable performance period has ended, the Committee will review the Performance Goals and determine the amount payable with respect to the Award, based upon the extent to which the Performance Goals have been attained within the performance period and any other applicable terms and conditions. Payment of earned Performance Units may be made in cash, Stock, or a combination of cash and Stock, in the Committee’s sole discretion.

12.            Performance Shares.

            12.1            Terms and Agreement. Subject to the terms of the Plan, Performance Shares may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Performance Shares granted:

                       (a)            the number of Performance Shares awarded;

                       (b)            the performance period and Performance Goals applicable to the Award;

                       (c)            whether dividend equivalents will be credited with respect to Performance Shares, and if so, any accrual, forfeiture, or payout restrictions on the dividend equivalents; provided that dividend equivalents will not be credited if they are determined to be “nonqualified deferred compensation” under Section 409A of the Code;

                       (d)            the rights of the Participant upon Termination of Employment or service as a Director (which may be different based on the reason for termination); and

                       (e)            any other terms or conditions established by the Committee.

            12.2            Initial Value. The initial value of each Performance Share shall be the Fair Market Value on the date of grant.

            12.3            Payment. After the applicable performance period has ended, the Committee will review the Performance Goals and determine the amount payable with respect to the Award, based upon the extent to which the Performance Goals have been attained within the performance period and any other applicable terms and conditions. Payment of earned Performance Shares may be made in cash, Stock, or a combination of cash and Stock, as determined by the Committee in its sole discretion.

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13.            Annual Incentive Awards.

            13.1            Award Period and Performance Goals. The award period for Annual Incentive Awards is a fiscal year, which may be a calendar year. Within 90 days of the beginning of each award period, the Committee shall establish the specific Performance Goals applicable for that award period and establish a mathematical formula pursuant to which a bonus pool shall be created based on the attainment of the specified Performance Goals. The bonus pool for each award period shall be allocated among one or more officers selected by the Committee as Participants, in the following manner: no more than 40% of the pool to any one Participant, and 100% of the pool in the aggregate. The Performance Goals applicable to an Award Period, and the bonus pool formula and percentages pursuant to which Award amounts shall be determined, shall be selected and published within 90 days from the beginning of the award period.

            13.2            Payment. As soon as practical after the conclusion of the award period, the Committee shall review and evaluate the Performance Goals applicable to that award period in light of performance measured in accordance with the goals and shall determine whether and to what extent the goals have been satisfied. If satisfied, the Committee shall so certify in a written statement and shall apply the criteria to determine the amount of the bonus pool, and the maximum amount of the Award available for each Participant based on his or her allocated percentage of the pool. The Committee has the right to reduce or eliminate (but not to increase) the amount of any Award under Section 31, and the actual amount of any Annual Incentive Award paid to any Participant shall be an amount determined by the Committee in its sole discretion, based on any factors the Committee deems applicable or relevant, provided that the actual amount shall not exceed the lesser of the maximum amount available for such Participant under the pool for that award period or $3,000,000. Payment of earned Annual Incentive Awards may be made in cash, Stock, or a combination of cash and Stock, in the Committee’s sole discretion.

14.            Stock Bonuses. Subject to the terms of the Plan, a Stock Bonus may be granted to one or more Participants at any time as determined by the Committee. If the Committee grants a Stock Bonus, a certificate for the shares of Stock constituting the Stock Bonus shall be issued in the name of the Participant to whom the grant was made and delivered as soon as practicable after the date on which the Stock Bonus is payable.

15.            Rights as a Shareholder. Except as otherwise provided in Section 9.4 with respect to Restricted Stock, no person shall have any rights as a Shareholder with respect to any shares of Stock covered by or relating to an Award until the date of issuance of a stock certificate with respect to the shares (or, if such shares are held in “book-entry” form, the date upon which a stock certificate first could have been issued). Except as otherwise provided in Sections 3.3, 10.1 and 12.1, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date the stock certificate is issued.

16.            Awards Subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall comply in form and operation with the requirements of Section 409A of the Code and this Section 16, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section 16.

            16.1            Specified Employee Restriction. In the case of a Participant who is a “specified employee,” the distributions with respect to the Section 409A Award payable upon the Participant’s separation from service may not be made before the date which is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes

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of this section, a Participant shall be a “specified employee” if such Participant is a key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Code Section 409A(a)(2)(B)(i) and the regulations thereunder.

17.            Securities Matters.

            17.1            Delivery of Stock Certificates. Notwithstanding anything in this Plan to the contrary, the Company shall not be obligated to issue or deliver any certificates evidencing shares of Stock unless and until (a) the Company is advised by its counsel that the issuance and delivery of certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which the Stock is traded; and (b) any governmental approvals the Company deems necessary or advisable have been obtained. The Committee may require, as a condition of the issuance and delivery of certificates, that the recipient make any agreements and representations and that the certificates bear any legends as the Committee, in its sole discretion, deems necessary or desirable.

            17.2            When Transfer Is Effective. The transfer of any shares of Stock shall be effective only when counsel to the Company has determined that the issuance and delivery of the shares is in compliance with all applicable laws, regulations, and the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Stock in order to allow the issuance of the shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw the exercise and obtain the refund of any amount paid in connection with the exercise.

18.            Withholding Taxes. When cash is to be paid pursuant to an Award, an amount sufficient to satisfy any federal and state taxes required by law to be withheld shall be deducted from the payment. When shares of Stock are to be delivered pursuant to an Award, the Participant shall remit in cash an amount sufficient to satisfy any federal and state taxes required by law to be withheld; provided that if permitted by the Committee in its sole discretion, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The shares shall be valued at Fair Market Value on the date the amount of tax to be withheld is determined.

19.            Amendment and Termination. The Committee may, at any time, amend or terminate the Plan; provided that no amendment shall be made without Shareholder approval if approval is required under applicable law or if the amendment would (a) decrease the grant or exercise price of any Stock-based Award to less than the Fair Market Value on the date of grant, (b) increase the total number of shares of Stock available under the Plan, or (c) materially increase the benefits to Participants. Any amendment or termination shall not (i) violate Section 409A of the Code, or (ii) adversely affect the vested or accrued rights or benefits of any Participant without the Participant’s prior consent, provided that an amendment may adversely affect the vested or accrued rights of a Participant without the Participant’s prior consent if such amendment is necessary to comply with Section 409A of the Code or if, in the Committee’s sole discretion, not amending a Participant’s vested or accrued rights or benefits would have adverse consequences to the Company.

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20.            Transfers upon Death; Nonassignability. Upon the death of a Participant, outstanding Awards granted to the Participant may be exercised only by a beneficiary designated pursuant to Section 30, the executor or administrator of the Participant’s estate, or a person who has acquired the right to exercise by will or the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with (a) written notice and a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that would have applied to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

During the lifetime of a Participant, no Award is transferable.

21.            Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

22.            Change in Control Provisions.

            22.1            Vesting and Exercisability. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 22 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement. Upon a Change in Control, all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other then-outstanding Awards that are subject solely to time-based vesting shall vest in full and be free of restrictions, except to the extent that another Award meeting the requirements of Section 22.2 (a “Replacement Award”) is provided to the Participant to replace such Award (the “Replaced Award”); provided that, the Committee shall have the discretion to provide in any Award Agreement that, if no Replacement Award is granted, all then-outstanding Stock Options subject to such Award Agreement shall automatically terminate if not exercised prior to or in connection with such Change in Control and the value of all Stock Appreciation Rights and all other Awards that are subject solely to time-based vesting subject to such Award Agreement shall be finally be determined with reference to such Change in Control. Notwithstanding the foregoing, upon a Change in Control, the Committee may in its sole discretion pay cash to any or all Participants in exchange for the cancellation of their outstanding Awards. Upon a Change in Control, the treatment of any other Awards shall be as determined by the Committee at the time of grant, as reflected in the applicable Award Agreement.

            22.2            Replacement Awards. An Award shall meet the conditions of this Section 22.2 and qualify as a Replacement Award if:

                       (a)            it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion;

                       (b)            it relates to equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

                       (c)            its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).

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Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award as long as the preceding requirements of this Section 22.2 are satisfied. The determination of whether the requirements of this Section 22.2 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

            22.3            Subsequent Termination of Employment. Upon a Termination of Employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change in Control, other than termination for a Disciplinary Reason, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

            22.4            No Amendment. Notwithstanding Section 19, upon a Change in Control, the provisions of this Section 22 may not be amended in any respect for twelve months following a Change in Control but may be amended thereafter.

23.            Claims Procedure. Claims for benefits under the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company’s compensation manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90-day period may be extended an additional 90 days for special circumstances by the compensation manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period. If the claim is denied, the compensation manager shall notify the claimant in writing. This written notice shall:

      (a)            state the specific reasons for the denial;

      (b)            refer to Plan provisions on which the determination is based;

      (c)            describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary; and

      (d)            explain how the claimant may submit the claim for review and state applicable time limits.

24.            Claims Review Procedure. Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim and to a review of his or her denied claim. A request for review, together with a written statement of the claimant’s position and any other comments, documents, records, or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 23 and shall be filed with the Company’s compensation manager. The manager shall promptly inform

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the Company’s senior human resources officer. The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant’s request for review. This 60-day period may be extended an additional 60 days if, in the senior human resources officer’s sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period. The written decision shall be final and binding on all parties and shall state the facts and specific reasons for the decision and refer to the Plan provisions upon which the decision is based.

25.            Lawsuits; Venue; Applicable Law. No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 23 and 24. Any lawsuit must be initiated no later than (a) one year after the event(s) giving rise to the claim occurred, or (b) 60 days after a final written decision was provided to the claimant under Section 24, whichever is sooner. Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Boise, Idaho. Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action. To the extent not preempted by federal law, the laws of the state of Delaware shall apply.

26.            Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation to treat Participants uniformly.

27.            Unsecured General Creditor. Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be an unfunded and unsecured promise of the Company.

28.            No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional shares or whether fractional shares or any rights to fractional shares shall be forfeited or otherwise eliminated.

29.            Beneficiary. A Participant who is an elected officer of the Company or a Director may file with the Committee a written designation of a beneficiary on the form prescribed by the Committee and may, from time to time, amend or revoke the designation. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.

30.            Employment Not Guaranteed. This Plan is not intended to and does not create a contract of employment in any manner. Employment with the Company and/or any subsidiary or affiliate of the Company is at will, which means that either the employee or the employer may end the employment relationship at any time and for any reason. Nothing in this Plan changes, or should be construed as changing, that at-will relationship.

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31.            Section 162(m). The Plan is designed and intended, and all provisions shall be construed in a manner, to comply, to the extent applicable, with Section 162(m) of the Code and the regulations thereunder. To the extent permitted by Section 162(m), the Committee shall have sole discretion to reduce or eliminate the amount of any Award which might otherwise become payable upon attainment of a Performance Goal.

32.            Form of Communication. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Committee or the Company shall be made in writing and in such form as the Company may prescribe. Any communication shall be effective upon receipt by the Company’s compensation manager at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728.

33.            Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected.

34.            Effective Date and Term of Plan. The Plan has been adopted and approved by the Board of Directors and the Company’s Shareholders. The Plan will become effective upon the close of the transaction entered into between Boise Cascade L.L.C. and Aldabra 2 Acquisition Corp. as set forth in the Purchase and Sale Agreement dated September 7, 2007 (that date being the “Effective Date”). The Plan will expire on the tenth anniversary of the Effective Date, unless terminated earlier. The Board of Directors or the Committee may terminate the Plan at any time prior to such expiration date. Awards outstanding at the expiration or termination of the Plan shall remain in effect according to their terms and the provisions of the Plan.

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Boise Inc.

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

208-384-7000

www.boiseinc.com

© 2010 Boise Inc.

The trademark used in our Proxy Statement is the property of

Boise Cascade, L.L.C., or its affiliates.

Our Proxy Statement is printed on 27 lb. Boise® Smooth Lightweight Opaque Offset paper produced by Boise’s papermakers at our St. Helens, Oregon, mill.

BOISE®

Dear Shareholder:

Boise Inc. will hold its Annual Shareholders’ Meeting on Thursday, April 29, 2010, at 10:00 a.m. Mountain Daylight Time at the company’s headquarters in the Boise Plaza Building, 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388. The meeting will be held in the 1-West A.V. Conference Room.

Shareholders of record on March 12, 2 010, are entitled to vote by proxy, before or at the meeting. You may use the proxy card at the bottom of this page to designate proxies.

Continental Stock Transfer & Trust Company is our independent inspector of election, and they will receive and tabulate individual proxy cards.

Please indicate your voting preferences on the proxy card, sign and date the card, and return it to Continental Stock Transfer & Trust Company in the envelope provided.

Thank you.

PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY CARD

BOISE INC.

ANNUAL SHAREHOLDERS’ MEETING APRIL 29, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this card appoints Alexander Toeldte, Robert M. McNutt, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote (as indicated on the reverse side of this card), all of the shareholder’s Boise Inc. stock held on March 12, 2010, at the company’s Annual Shareholders’ Meeting to be held on April 29, 2010, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at the meeting. This proxy will be voted according to your instructions. If you sign and return the card but do not vote on these matters, then the two director nominees and Proposal Nos. 2, 3, and 4 will receive FOR votes.

(Continued and to be marked, signed, and dated as instructed on the reverse side)

BOISE INC.

ANNUAL SHAREHOLDERS’ MEETING

APRIL 29, 2010

At our Annual Shareholders’ Meeting, shareholders will be asked to:

Proposal No. 1 – Elect two directors;

Proposal No. 2 – Approve amendments to the Boise Inc. Incentive and Performance Plan to expand the list of available performance measures and clarify how shares withheld to pay the exercise price of an award or withholding taxes are administered;

Proposal No. 3 – Approve an amendment to the Boise Inc. Incentive and Performance Plan to establish a bonus pool for annual incentive awards under the plan;

Proposal No. 4 – Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010; and

Transact other business properly presented at the meeting.

PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOISE INC.

1. Proposal No. 1 – Election of Directors

FOR all Nominees

WITHHOLD AUTHORITY for all Nominees

2. Proposal No. 2 – Approve Amendments to the Boise Inc. Incentive and Performance Plan

FOR AGAINST ABSTAIN

NOMINEES:

(01) Jonathan W. Berger

(02) Jack Goldman

3. Proposal No. 3 – Approve Amendment to the Boise Inc. Incentive and Performance Plan

FOR AGAINST ABSTAIN

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

Label Area 4” x 1 1/2”

4. Proposal No. 4 – Ratify the Appointment of KPMG LLP as Boise Inc.’s Independent Registered Public Accounting Firm for 2010

FOR AGAINST ABSTAIN

5. In their discretion, the proxies are authorized to vote on any other matters that may properly be presented at the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature Signature Date , 2010.

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.